                                                                     Exhibit 4.4
                           LOAN AND SECURITY AGREEMENT
                           ---------------------------


     THIS AGREEMENT made this 5th day of May, 2000 by and between COLOR IMAGE, INC., ("Borrower"), a Georgia corporation, and SOUTHTRUST BANK, NATIONAL ASSOCIATION, a national banking association having its principal office in Birmingham, Alabama (the "Bank").

                                    RECITALS:
                                    ---------

     Borrower is indebted to Bank under a Revolving Loan (the "Initial Loan") in the maximum principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) evidenced by Revolving Note (as amended and modified, the "Initial Note") dated as of June 24, 1999 from Borrower to Bank, as amended by Revolving. Note Modification Agreement dated as of the date hereof. Borrower is in default under the Initial Revolving Loan, and Borrower acknowledges and agrees that, Bank is therefore, authorized and has the right, to exercise its rights and remedies under the documents (collectively, the "Initial Loan Documents") evidencing, securing or otherwise relating to the Initial Revolving Loan in regard to such defaults. Borrower has requested Bank, and Bank has agreed, to place in abeyance its rights under the Initial Loan Documents in regard to any defaults existing thereunder as of December 31, 1999, such abeyance to be effective so long as Borrower fullfills all obligations under this Agreement. Borrower has also requested Bank to make available to Borrower an additional line of credit (the "Additional Loan") aggregating up to Five Hundred Thousand Dollars ($500,000), and the Bank is willing to make the Additional Loan available to the Borrower on the terms and conditions hereinafter set forth and secured as provided in this Agreement. The Additional Loan is evidenced by a Line of Credit Promissory Note (the "Additional Note") executed by Borrower as of the date hereof for the benefit of Bank in the maximum principal amount of Five Hundred Thousand Dollars ($500,000). Borrower conducts and will conduct its business such that the Initial Loan, the Additional Loan and all other obligations outstanding from Bank to Borrower inure to and will inure to the direct and material benefit of Borrower and all guarantors of such obligations and liabilities. This Agreement does not supersede or constitute a novation of the Initial Loan Documents or any other agreements between Borrower and Bank. It imposes additional obligations upon Borrower in light of the existing defaults under the Initial Loan Documents better to enable Bank to monitor Borrower, the loans outstanding from Bank to Borrower and the collateral for those loans. In the event of any conflict between the Initial Loan Documents and this Agreement, this Agreement shall control.

     NOW, THEREFORE, Borrower and Bank agree that the foregoing recitals are true and correct and are, incorporated herein by this reference and further agree as follows:

                                    ARTICLE I
                         DEFINED TERMS, GENERAL MATTERS
                         ------------------------------

     1.1. Defined Terms. As used in this Loan and Security Agreement, the
          -------------
following terms shall have the following meanings:

          Account Debtor - any Person who is or may become obligated under or on account of an Account.

          Accounts - all accounts, accounts receivable, chattel paper, chattel mortgages, leases, instruments, documents, promissory notes, contracts for receipt of money, conditional sales and
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evidences of Debt of or owing to or acquired by Borrower whether now existing or hereafter arising including, without limitation, (i) all accounts and other rights to payment of money which arise or result from Borrower's selling or other disposition of Borrower's goods or the providing of services by the Borrower, (ii) the proceeds of any insurance covering the Collateral, and (iii) the return of unearned insurance premiums.

          Adjusted Net Earnings - with respect to any fiscal period, means the net earnings (or loss) after provision for income taxes for such fiscal period of Borrower, all as reflected on the financial statement of Borrower supplied to Bank pursuant to Sections 6.5 and 6.6 hereof, but excluding:

          (i)    any gain or loss arising from the sale of capital assets;

          (ii)   any gain arising from any write-up of assets;

          (iii) earnings of any Subsidiary accrued prior to the date it became a Subsidiary;

          (iv) earnings of any corporation, substantially all the assets of which have been acquired in any manner by Borrower, realized by such corporation prior, to the date of such acquisition;

          (v) net earnings of any business entity (other than a Subsidiary) in which Borrower has an ownership interest unless such net earnings shall have actually been received by Borrower in the form of Cash distributions;

          (vi) any portion of the net earnings of any Subsidiary which for any reason is unavailable for payment of dividends to Borrower;

          (vii) the earnings of any Person to which any assets of Borrower shall have been sold, transferred or disposed of, or, into which Borrower shall have merged, or been a party to any consolidation or other form of reorganization, prior to the date of such transaction;

          (viii) any gain arising from the acquisition of any securities of Borrower; and

          (ix)   any gain arising from extraordinary or non-recurring items.

          Affiliate - any director or officer of Borrower or any Person who, directly, indirectly or beneficially, owns 5% or more of the capital stock of Borrower or any member of the immediate family of any such officer, director or stockholder, or any corporation or other entity which is controlled by, controls, or is under common control with the Borrower, including, without limitation, the Guarantor.

          Aggregate Loan Values - the lesser of(i) the sum of $ 2,000,000 or
(ii) the sum of the Loan Value of Accounts and the Loan Value of Inventory.

          Agreement - this Loan and Security Agreement.

          Applicable Laws - all laws, rules and regulations applicable to the Person, conduct, transaction, covenant or Loan Document in question, including, but not limited to, all applicable common law and equitable principles; all provisions of all applicable state and federal constitutions, statutes, rules, regulations and order of governmental bodies; and all orders, judgements and decrees of all courts and arbitrators.

          Average Monthly Loan Balance - the amount obtained by adding the unpaid balance of the Loans owing by Borrower to Bank at the end of each day for each day during the month in question and by dividing such sum by the number of days in such month.

          Bank - SouthTrust Bank, National Association.

          Base Rate - the rate of interest designated by the Bank periodically as its Base Rate. The Base Rate is not necessarily the lowest interest rate charged by the Bank. The Base Rate on the date of this Agreement is nine percent (9%) per annum.

          Borrower - Color Image, Inc., a Georgia corporation.

          Borrower's Report - the certificate or report of Borrower referred to in Section 2.1 (c) of this Agreement.

          Business Day - a day, other than Saturday, Sunday, or days on which national banks located in Atlanta, Georgia are authorized by law to close.

          Capital Expenditures - expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the direct or indirect acquisition of such assets by way of increased product or service charges, offset items or otherwise and the principal portion of payments with respect to Capitalized Lease Obligations.

          Capitalized Lease Obligations - any Debt represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Debt shall be the capitalized amount of such obligations determined in accordance with GAAP.

          Cash Flow Leverage Ratio - for any period, the ratio of (a) Funded Debt for such period to (b) EBITDA for such period.

          Closing Date - the date of this Agreement. The Closing Date is not necessarily the date of initial funding of the Loan and the execution and delivery of this Agreement and acceptance hereof shall not be deemed waiver by Bank of any of the conditions to lending set forth in Article III hereof.

          Collateral - collectively, the Borrower's Accounts, General Intangibles, Equipment, and Inventory, the other property and interests described in Section 8.1 hereof and elsewhere in the Loan Documents, and the proceeds and products of each, as the case may be.

          Collected Balance - the book balance in a bank account, minus the aggregate amount of all checks and other items of payment in the process of collection, said amount to be computed in accordance with the Bank's standard practices.

          Commitment Period - shall mean that period during which Bank is obligated to make advances under the Revolving Loans, as provided in Section 2.1 hereof. The Commitment Period shall commence upon satisfaction of the conditions to lending set forth in Article III and shall continue until September l5, 2000, unless sooner terminated according to the provisions hereof.

          Current Assets - at any date means the amount at which all of the current assets of a Person would be properly classified as current assets shown on a balance sheet at such date in accordance with GAAP except that amounts due from Affiliates and Subsidiaries and investments in Affiliates and Subsidiaries shall be excluded.

          Current Liabilities - at any date means the amount at which all of the current liabilities of a Person would be properly classified as current liabilities on a balance sheet at such date in accordance with GAAP.

          Debt - the sum of (i) indebtedness for borrowed money or for the deferred purchase price of property or services, (ii) Capitalized Lease Obligations, (iii) all other items which in accordance with GAAP would be included in determining total liabilities as shown on a balance sheet of a Person as at the date as of which Debt is to be determined.

          Debt Service Coverage - a ratio in which the initial number is the sum of Borrower's net income (after provision for federal and state taxes and excluding any extraordinary income) plus Interest Expense, lease expenses, depreciation and amortization of intangible expenses for the 12-month period preceding the applicable date, and the second number is the sum of lease expenses plus Interest Expense of the Borrower for the 12-month period preceding the applicable date plus the current portion of long-term debt as of the applicable date.

          Debt to Tangible Net Worth Ratio - for any period, the ratio of (a) Debt (including Subordinated Debt) to (b) Tangible Net Worth for such period.

          Default Rate - the rate of interest provided in the Promissory
Note(s) at which the indebtedness represented thereby is to bear interest after default by Borrower or the occurrence of an Event of Default, or if no such rate is mentioned, a rate of interest equal to two percent (2%) in excess of the rate that would otherwise be applicable, calculated daily and computed on the actual days elapsed over a year of 360 days (unless reference to a 365 or a 366-day year is necessary in order not to exceed the highest rate permitted by Applicable Law), said rate to change as and when the Base Rate changes. Where the term "Default Rate" is applied to any indebtedness or obligation other than that represented by a Promissory Note, it shall mean a rate of interest equal to three and one-half percent (3.5%) in excess of the Base Rate calculated in accordance with the preceding sentence.

          EBITDA - for any period, an amount equal to net income plus (to the extent deducted in determining net income) interest expense, provisions for income taxes, depreciation and amortization of intangible assets.

          Eligible Account - an Account arising in the ordinary course of Borrower's business from the sale of goods or rendition of services which Bank, in its sole credit judgment, deems to be an Eligible Account. Without limiting the generality of the foregoing, no Account shall be an Eligible Account if: (i) it arises out of a sale made by Borrower to a Subsidiary or to an Affiliate of Borrower or to a Person controlled by an Affiliate or Subsidiary of Borrower; or
(ii) it is unpaid for more than ninety (90) days after the original due date shown on the invoice; or (iii) it is due or unpaid more than ninety (90) days after the original invoice date; or (iv) twenty-five percent (25%) or more of the Accounts from the Account Debtor are not deemed Eligible Accounts hereunder; or (v) the total unpaid Accounts of the Account Debtor exceed twenty-five percent (25%) of the net amount of all Accounts, to the extent of such excess; or (vi) any covenant, representation or warranty contained in this Agreement with respect to such Account has been breached; or (vii) the Account Debtor is also Borrower's or an Affiliate's creditor or supplier, or has disputed liability with respect to such Account, or has made any claim with respect to any other Account due from such Account Debtor to Borrower or an Affiliate, or the Account otherwise is or may become subject to any right of setoff by the Account Debtor or an Affiliate of the Account Debtor; or (viii) the Account Debtor has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or a decree or order for relief under the federal bankruptcy laws has been filed against the Account Debtor, or if the Account Debtor has failed, suspended business, ceased to be Solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed of it or for all or a significant portion of its assets or affairs; or (ix) it arises from a sale to an Account Debtor outside the United States or to an Account Debtor who is not a resident of the United States or involves a shipment to an address outside of the United States; or (x) it arises from a sale to the Account Debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis; or (xi) Bank believes, in its sole judgment, that collection of such Account is insecure or that payment thereof is doubtful or will be delayed by reason of the Account Debtor's financial condition; or (xii) the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless Borrower assigns its right to payment of such Account to Bank, in form and substance satisfactory to Bank, so as to comply with the Assignment of Claims Act of 1940, as amended; or (xiii) the Account is subject to a Lien; or (xiv) the goods giving rise to such Account have not been delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by Borrower and accepted by the Account Debtor or the Account otherwise does not represent a final sale; or (xv) the total unpaid Accounts of the Account Debtor exceed a credit limit determined by Bank, in its sole discretion, to the extent such Account exceeds such limit; or (xvi) the Account is evidenced by chattel paper, a note, or an instrument of any kind, or has been reduced to judgment; or (xvii) Borrower has made any agreement with the Account Debtor for any deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account; or (xviii) Borrower has made an agreement with the Account Debtor to extend the time of payment thereof, or (xix) the Account arises from a retail sale of goods to a Person who is purchasing same primarily for personal, family or household purposes; or (xx) the Account is deemed ineligible by the Bank in its sole judgment and discretion. In addition, Eligible Account shall not include any portion of an Account which consists of service charges, late charges or penalties, interest of Account Debtors, or other charges relating to the extension of credit by the Borrower or the timing of payment by Account Debtor. In determining the aggregate amount of Eligible Accounts, there shall be excluded from consideration any credit balance of an Account Debtor which is more than 90 days old as measured from the date of original posting of said credit balance to Borrower's books and records.

          Eligible Inventory - Inventory valued at the lesser of cost or current market value, all of which Inventory is, at any given time, (a) not damaged or defective in any way; (b) not sold or segregated for sale and reflected as an Account of Borrower; (c) not consigned Inventory; (d) not inventory-in-transit or located in a place other than at the location's listed in Section 5.10 of this Agreement; (e) not work-in-process Inventory; (f) not constituting packaging materials and supplies; (g) not Inventory evidenced by negotiable warehouse receipts or by non-negotiable warehouse receipts or documents of title which have not been issued in the name of Bank; (h) not subject to a document of title such as a warehouse receipt or bill of lading; and (i) not Inventory deemed ineligible by Bank in its sole discretion.

          Environmental Regulations - all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidances, orders and consent decrees relating to the environment or to public health, safety and environmental matters, or petroleum products, or radon radiation, or oil or hazardous substances, including, but not limited to, the Resource Conversation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Toxic Substances Control Act, the Clean Water Act, the Clean Air Act, the River and Harbor Act, the Water Pollution Control Act, the Marine Protection Research and Sanctuaries Act, the Deep-Water Port Act, the Safe Drinking Water Act, the Superfund Amendments and Reauthorization Act of 1986, the Federal Insecticide, Fungicide and Rodenticide Act, the Mineral Lands and Leasing Act, the Surface Mining Control and Reclamation Act, the Oil Pollution Act of 1990, state and federal superlien and environmental cleanup programs and laws, U.S. Department Transportation regulations, laws regulating hazardous, radioactive and toxic materials and underground petroleum products storage tanks, and all similar state, federal and local laws and regulations.

          Equipment - all equipment and fixtures of whatever kind or nature now owned or hereafter acquired by Borrower, including, without limitation, all machinery, vehicles, tools, dies, trade fixtures, furnishings and equipment, patterns, cranes, furniture, furnishings, motor vehicles, tractors, trailers, rolling stock, office machines and equipment, material handling equipment, manufacturing equipment, conveyors, forklifts, machine systems, computers, and all other goods used in the operation of Borrower's business, together with all accessories, parts and additions now or hereafter affixed thereto or used in connection therewith.

          ERISA - the Employee Retirement Income Security Act of 1974 and all rules and regulations promulgated thereunder.

          Event of Default - any one of the events enumerated in Section 10.1 hereof.

          Fixed Charge Coverage Ratio - adjusted net earnings plus depreciation, amortization, interest expense and lease expense, less dividends and distributions, divided by the current portion of the long-term debt of Borrower as of the applicable date plus the interest expense and lease expense of Borrower for the twelve (12)-month period preceding the applicable date.

          Funded Debt - all outstanding interest-bearing Debt (excluding Subordinated Debt).

          GAAP - generally accepted accounting principles in the United States of America in effect from time to time consistently applied.

          General Intangibles - all general intangibles of Borrower, whether now owned or hereafter acquired, including, without limitation, all choses in action, causes of action, corporate or other business records, deposit accounts, inventions, designs, patents, patent applications, trademarks, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, computer programs, all claims under guaranties, performance and payments bonds or bonds for the furnishing of labor and materials, rights under non-compete agreements with third parties, cash surrender value of life insurance policies owned by Borrower, security interests or other security held by or granted to Borrower to secure payment of any of the Accounts by an Account Debtor, all rights to indemnification, and all other intangible property of every kind and nature (other than Accounts).

          Guarantor - collectively, jointly and severally, Kings Brothers, Dr. Sue-Ling Wang, Jui-Chi (Jerry) Wang, Jui-Kung (Elmer) Wang and Jui-Hong
(Jack) Wang.

          Interest Expense - for any period, Borrower's consolidated interest expense accrued during such period in respect of all Debt of Borrower.

          Inventory - all inventory of whatever kind or nature of Borrower, now owned or hereafter acquired by Borrower, and wherever located, including, without limitation, all goods held for sale or lease or furnished or to be furnished under contracts, and any raw materials, goods in transit, work in process or finished goods, supplies, returned or repossessed goods, together with all goods and materials used or consumed in Borrower's business.

          Inventory Cap - the sum of $1,100,000, said sum being the maximum value that can be given to the Loan Value of Inventory pursuant to this Agreement.

          Kings Brothers - Kings Brothers, LLC, a Georgia limited liability company.

          Ledger Balance - the balance reflected on the books of the Bank of the amounts deposited in the Special Collection Account as further described in
Section 4.2 of this Agreement.

          Lien - any interest in property (real, personal or mixed, and tangible or intangible) securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract and including, but not limited to, the security interest, security title or Lien arising from a security agreement, mortgage, deed of trust, deed to secure debt, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include covenants, conditions, restrictions, leases and other encumbrances affecting any property. For the purpose of this Agreement, Borrower shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

          Loan or Loans - collectively, the Initial Loan and the Additional Loan, in the aggregate principal amounts of up to $2,000,000 advanced by the Bank to the Borrower from time to time evidenced by the Note(s) described in
Section 2.1 of this Agreement (and any substitutions therefor, extensions thereof, or renewal thereof).

          Loan Account - the loan account established on the books of Bank pursuant to Section 2.1 hereof.

          Loan Documents - the Initial Loan Documents, this Agreement, the Notes, the guaranty agreements of Guarantor, and each and every mortgage, deed of trust, guarantee, reimbursement agreement, credit agreement, loan agreement, note, security agreement, financing statement or other instrument executed and delivered to evidence the Loans or any other Obligation to constitute collateral for the Loans or any other Obligation, or to evidence security for the Loans or any other Obligation, and any and all other agreements, instruments, and documents heretofore, now or hereafter, executed by Borrower and delivered to Bank in respect to the transactions contemplated by this Agreement.

          Loan Value of Accounts - at any time, an amount which is not more than 85% of the aggregate Eligible Accounts of Borrower.

          Loan Value of Inventory - an amount which is not more than 50% of Borrower's Eligible Inventory consisting of raw materials and 50% of Borrower's Eligible Inventory consisting of finished goods; provided, however, the Loan Value of Inventory shall not at any time exceed the lesser of the Inventory Cap or sixty percent (60%) of the outstanding principal balance of the Loan.

          Maximum Rate - the maximum non-usurious rate of interest permitted by Applicable Law that at any time, or from time to time, may be contracted for, taken, reserved, charged or received on the Debt in question or, to the extent permitted by Applicable Law, under such Applicable Laws that may hereafter be in effect and which allow a higher maximum non-usurious interest rate than Applicable Laws now allow. Notwithstanding any other provision hereof, the Maximum Rate shall be calculated on a daily basis (computed on the actual number of days elapsed over a year of 365 or 366 days, as the case may be).

          Multiemployer Plan - has the meaning set forth in Section 4001 (a)(3) of ERISA.

          Notes - collectively, the Initial Note and the Additional Note.

          Obligations - all Loans and all other advances, debts, liabilities, obligations, covenants and duties owing, arising, due or payable from Borrower to Bank of any kind or nature, present or future, whether or not evidenced by any note; guaranty or other instrument, whether arising under this Agreement or any of the other Loan Documents or otherwise, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however evidenced or acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and any other sums chargeable to Borrower under any of the Loan Documents and all rights Bank may at any time or times have to reimbursement in connection with any letter of credit or guaranty issued for Borrower's benefit.

          Overadvance - an advance by Bank hereunder or under any Note when an Overadvance Condition exists or would result from the making of such advance.

          Overadvance Condition - at any date, a condition such that the outstanding principal amount of the Loan on such date exceeds the Aggregate Loan Values on such date.

          Permitted Liens - any Lien of a kind specified in Section 7.2 of this Agreement.

          Person - an individual, partnership, corporate, joint stock company, firm, land trust, business trust, limited liability company, limited liability partnership, unincorporated organization, or other business entity, or a government or agency or political subdivision thereof.

          Plan - an employee benefit plan now or hereafter maintained for employees of Borrower that is covered by Title IV of ERISA.

          Prohibited Transaction - any transaction set forth in Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986.

          Reportable Event - any of the events set forth in Section 4043(b) of ERISA.

          "Revolving Loans" - collectively, the Initial Revolving Loan and the Additional Loan.

          Solvent - as any Person, means such Person (i) owns property, real, personal, and mixed, whose aggregate fair saleable, value is greater than the amount required to pay all of such Person's Debt (including contingent debts), and (ii) is able to pay all of its Debt as such Debt matures and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

          Special Collection Account - the bank account referred to in
Section 4.2 of this Agreement.

          Subordinated Debt - the Debt of the Borrower owed the Guarantor or to any Affiliate which fully subordinated to the Loan (including principal, interest, and agreed charges) in a manner satisfactory to the Bank (which may be either according to its terms or by separate agreement) and which Debt arises from the Borrower's actual receipt of cash and not from "in kind" or non-cash consideration.

          Subsidiary - any corporate entity or partnership, or other business entity, controlling interest of which is owned by the Borrower.

          Tangible Net Worth - for any period, total equity, plus Subordinated Debt less intangible assets, which include goodwill, patents, trademarks organizational costs, capitalized financing costs and amounts due from officers, shareholders or Affiliates.

    1.2.  Accounting Terms. All accounting terms used herein shall be construed
          ----------------
in accordance with GAAP.

    1.3.  Interpretation. The terms "herein", "hereof", and "hereunder", and
          --------------
other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronouns used shall be deemed to cover all genders. Whenever the singular or plural number is used, herein, it shall equally include the other. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any instruments or agreements, including, without limitation, references to any of the Loan Documents shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

    1.4.  Uniform Commercial Code. All other terms contained in this Agreement
          -----------------------
shall, unless otherwise deemed herein or unless the context otherwise indicates, have the meanings provided for by the Uniform Commercial Code of the State, of Georgia.

                                   ARTICLE 11
                                    THE LOAN
                                   ----------

    2.1. Initial Loan.
         ------------

         (a) Subject to all terms set forth herein but only-during the Commitment Period and for so long as no Event of Default exists, Bank agrees, from time to time and on the terms hereinafter set forth, to loan to Borrower, when requested by Borrower, principal amounts under the Loans aggregating up to the lesser of (i) $2,000,000 or (ii) the Aggregate Loan Values as determined by the Bank from the periodic reports submitted by Borrower to the Bank. Within the aforesaid limits, the Borrower may borrow, make payments, and reborrow under this Agreement, subject to the provisions hereof. Advances made under the Initial Loan shall be subject to the Initial Note. Advances made under the Additional Loan shall be subject to the Additional Note.

          (b) The obligation to repay the Loan shall be evidenced by the Notes payable to the order of the Bank and maturing upon the earlier to occur of an Event of Default or the expiration of the Commitment Period. Amounts due under the Notes and otherwise under this Agreement and under the Loan Documents shall be reflected in the Loan Account.

          (c) Borrower shall submit a Borrower's Report in the form attached hereto as Exhibit "A" (or in such other form as may be furnished by Bank from time to time) on the date of this Agreement and at least weekly (or at Bank's request, daily) thereafter during the term of this Agreement. Bank may, in its sole discretion, require that each advance made under the Loan be effected by Borrower's submitting (and the Bank's receiving) a Borrower's Report at least one Business Day prior to the date Borrower desires the advance to be made. Bank shall, if all the terms and provisions of this Agreement have been met, including, without limitation, the absence of an Event of Default hereunder, make such advances. Each such Borrower's Report shall be signed by an officer or employee of Borrower authorized by Borrower to execute such reports, whose name(s) shall be included in a certificate furnished to the Bank.

          (d) At its discretion, Bank may make advances to Borrower under the Loan without specific request by automatic advance based on availability in accordance with procedures established by Bank. In addition, as an accommodation to Borrower, Bank may permit telephonic requests for loans and electronic transmittal of instructions, authorizations, agreements or reports to Bank by Borrower. Unless Borrower specifically directs Bank in writing not to accept or act upon telephonic or electronic communications from Borrower, Bank shall have no liability to Borrower for any loss or damage suffered by Borrower as a result of Bank's honoring of any requests execution of any instructions, authorizations or agreements or reliance on any reports communicated to Bank telephonically or electronically and purporting to have been sent to Bank by Borrower and Bank shall have no duty to verify the origin of any such communication or the authority of the person sending it.

          (e) If the outstanding principal amount of the Loan at any time exceeds the lesser of $2,000,000 or the Aggregate Loan Values as reflected on the Borrower's Report, the Borrower shall immediately, upon demand by Bank, pay the Bank an amount equal to such excess as a payment on the principal amount of the Loan. Without limiting the foregoing, which provision may be enforced by Bank at any time and which provision, as well as the other provisions hereof, may not under any circumstance be waived or altered by a course of dealing or otherwise, insofar as Borrower may request and Bank may be willing in its sole and absolute discretion to make Overadvances, Bank shall enter such Overadvances as debits in the Loan Account. All Overadvances shall be payable on demand, shall be secured by the Collateral and shall bear interest as provided in this Agreement for Loans generally. Bank may in its sole discretion honor any request (or deemed request) for an advance even though an Overadvance Condition then exists, or, would exist with the making of such advance, and without regard to the existence of, and without waiving, any default or Event of Default.

          (f) Each borrowing under the Loan shall be effected by crediting the amount thereof to the regular checking account of Borrower maintained with the Bank or with another bank approved by the Bank.

          (g) The principal amount of the Loans shall bear interest in accordance with the respective Notes. Interest shall be paid to Bank on the amount of the Loan outstanding and shall be payable monthly in arrears on the first day of each month beginning with May 1, 2000, and continuing on the same day of each month thereafter through and until such time as there remains no unpaid principal balance on the amounts advanced to the Borrower. The applicable interest rate on the Loan shall change as and when the Base Rate or other applicable reference rate changes from time to time. Interest shall be calculated based on a 360-day year (i.e., computed on the actual number of days elapsed over a year of 360 days unless reference to a 365 or a 366-day year is necessary in order not to exceed the highest rate permitted by Applicable Law). From and after the occurrence of an Event of Default, the principal amount of the Loan outstanding from time to time shall, subject to the provisions of the following subsection, bear interest at the Default Rate.

          (h) Borrower acknowledges and agrees that the provisions herein and in the Note relating to the Default Rate represent a fair and reasonable estimate by Borrower and Bank of a fair average compensation for the loss that may be sustained by Bank due to the failure of Borrower to make timely payments with respect to the Obligations and for the cost and expenses that may be incurred by Bank by reason of the occurrence of an Event of Default, the parties recognizing that the damages caused by such extra administrative expenses and loss of the use of funds is impracticable or extremely difficult to ascertain or estimate. Interest at the Default Rate shall be paid without prejudice to the rights of Bank to collect any other amounts provided to be paid hereunder.

     2.2. [Reserved]
          ----------

     2.3. [Reserved]
          ----------

     2.4. [Reserved]
          ----------

     2.5. Loan Account. Bank shall enter disbursements hereunder or under the
          ------------
Note as debits to the Loan Account and shall also record in the Loan Account all payments made by Borrower and all proceeds of Collateral which are finally paid to Bank, and may record therein in accordance with customary accounting practice, all charges and expenses properly chargeable to Borrower hereunder.

     2.6. Prepayment. Borrower shall have the right to prepay the indebtedness
          ----------
represented hereby at any time without premium or penalty upon forty-five (45) days advance notice to Bank.

     2.7. Term. This Agreement shall remain in force and effect until the Loan
          ----
and the Obligations, and any renewals or extensions, and all interest thereon and costs provided for herein with regard to either of them have been indefeasibly paid or satisfied in full and until the Bank has no further obligation to advance funds to the Borrower hereunder. The indemnities provided for in Article XI shall survive the payment in full of the Loan and the Obligations and the termination of this Agreement.

     2.8. Use of Proceeds. Borrower shall use the proceeds of the Loan for
          ---------------
working capital purposes only.

     2.9. Payments. All sums paid to the Bank by Borrower hereunder shall be
          --------
paid directly to the Bank in immediately available funds no later than 2:00 P.M., Atlanta, Georgia time on the date on which payment is due, except if such date is not a Business Day such payment shall then be due on the first Business Day after such date, but interest shall continue to accrue until the date payment is received. Any payment received after 2:00 p.m. Atlanta, Georgia, time shall be deemed to have been received on the immediately following Business Day for all purposes, including, without limitation, the accrual of interest on principal. The Bank shall send Borrower statements of all amounts due hereunder, which statements shall be considered correct and conclusively binding on the Borrower unless the Borrower notifies the Bank to the contrary within ten (10) days of its receipt of any statement which it deems to be incorrect. The Bank may, in its sole discretion, (a) charge against any deposit account of the Borrower all or any part of any amount due hereunder, including, without limitation, the fees and expenses of the Bank to be paid by Borrower as provided for in Sections 12.1 through 12.3 of this Agreement, any advances made by Bank to protect the Collateral, and any commitment or servicing fee due the Bank, and (b) advance to Borrower, and charge to the Loan, a sum sufficient each month to pay all interest accrued on the Loan and fees and expenses due under this Agreement, including, without limitation, the fees and expenses of the Bank to be paid by Borrower as provided for in Sections 12.1 through 12.3 of this Agreement, any advances made by Bank to protect the Collateral, and any commitment or servicing fee due the Bank, during or for the immediately preceding month or any month prior. Borrower shall be deemed to have requested an advance under the Loan upon the occurrence of an overdraft in any of Borrower's checking accounts maintained with the Bank or another bank owned by SouthTrust Corporation.

     2.10. Application of Payments. Borrower irrevocably waives the right to
           -----------------------
direct the application of any and all payments and collections at any time or times hereafter received by Bank from or on behalf of Borrower or from any of the Collateral, and Borrower does hereby irrevocably agree that Bank shall have the continuing exclusive right to apply such payments and collections received at any time or times hereafter by Bank or its agent against the Obligations, in such manner as Bank may deem advisable, notwithstanding any entry by Bank upon any of its books and records. If as the result of collections of Accounts or for any other reason, a credit balance exists in the Loan Account, such credit balance shall not accrue interest in favor of Borrower but shall be available to Borrower at any time or times for so long as no Event of Default exists.

     2.11. Limitations.  Notwithstanding any provision in this Agreement, the
           -----------
Bank may, in its sole discretion, at any time limit the amount of the Loan advanced to the Borrower to an amount less than the Aggregate Loan Values. The Loan shall, notwithstanding any course of dealing or conduct on the part of the parties hereto, or any other covenants or undertakings of the parties hereunder, be fully due and payable without further notice or demand from Bank upon the expiration of the Commitment Period. Time is of the essence of this Agreement.


                                   ARTICLE III
                              CONDITIONS OF LENDING
                              ---------------------

     Bank shall not be obligated to make the Loan, or any advance under the Loan, unless at the time thereof the following conditions shall have been met:

     3.1.  Corporate Proceedings. All proper corporate proceedings shall have
           ---------------------
been taken by Borrower to authorize this Agreement and the transactions contemplated hereby.

     3.2.  Documentation. All instruments and proceedings in connection with the
           -------------
transactions contemplated by this Agreement shall be satisfactory in form and substance to Bank, and Bank shall have received on the date of this Agreement copies of all documents, including records of corporate proceedings, which it may have requested in connection therewith, including, without limitation, certified copies of resolutions adopted by the Board of Directors of the Borrower, certificates of good standing, and certified copies of the Articles of Incorporation and By-Laws, and all amendments thereto, of the Borrower.

     3.3.  Loan Documents. Bank shall have received executed copies of all
           --------------
instruments evidencing security for the Loans and copies of the insurance policies and related certificates of insurance referred to in Sections 6.1 and
9.6 of this Agreement.

     3.4.  No Default. No event shall have occurred or be continuing which
           ----------
constitutes an Event of Default or which would constitute an Event of Default with the giving of notice or the lapse of time or both; and neither the business nor assets nor the condition, financial or otherwise, of Borrower shall have been adversely affected in any material manner as the result of any fire, explosion, accident, strike, riot, condemnation, act of God, or any other event or development.

     3.5.  Reports. Bank shall have received all reports and information from
           -------
Borrower called for under the Agreement as and when due.

     3.6.  Payment of Fees. Payment by Borrower of all fees and expenses
           ---------------
required by this Agreement.

     3.7.  Opinion of Counsel. Bank shall have received on the date of this
           ------------------
Agreement an opinion from counsel to Borrower satisfactory to Bank which is in the form of Exhibit "B" hereto and with respect to such other matters relating to the transactions contemplated hereby as the Bank may reasonably request unless the same shall have been waived by Bank.

     3.8.  Incumbency Certificate. Bank shall have received an incumbency
           ----------------------
certificate, dated as of the date of this Loan Agreement, executed by the Secretary or Assistant Secretary of Borrower, which shall identify by name and title and bear the signature of the officer of such Borrower authorized to sign this Loan Agreement and the Notes on behalf of the Borrower. The Bank shall be entitled to rely upon such incumbency certificate in completing the transactions contemplated herein or in any Loan Document and in all its other dealings with Borrower.

     3.9.  Consents. Bank shall have received consents and agreements of the
           --------
landlords of each of the premises leased by Borrower on which the Collateral is located as provided in Section 4.1 hereof, all in form satisfactory to Bank.

     3.10. Lien Search. Bank shall have received a report acceptable to Bank
           -----------
indicating that there are no Liens against that portion of the Collateral constituting personal property except Permitted Liens.

     3.11. Disbursement Authorization. Borrower shall have delivered to bank
           --------------------------
such disbursement authorizations, draw requests, and other documents and writings as Bank shall have requested evidencing Borrower's request for disbursement of funds.

     3.12. Additional Documents. Bank shall have received such additional legal
           --------------------
opinions, certificates, proceedings, instruments and other documents as the Bank or its counsel may reasonably request to evidence (i) compliance by the Borrower with legal requirements, (ii) the truth and accuracy, as of the date of this agreement, of the representations of the Borrower contained herein, and (iii) the due performance or satisfaction by the Borrower, at or prior to the date hereof, of all agreements required to be performed and all conditions required to be satisfied by the Borrower pursuant hereto, including, without limitation, all such matters as are listed on any preliminary closing checklist issued by Bank and furnished to Borrower.


                                   ARTICLE IV
                SECURITY FOR LOAN AND SPECIAL COLLECTION ACCOUNT.
                ------------------------------------------------

     4.1.  Security. The Loan and each Note shall be secured by each of the
           --------
following:

          (a) A first priority security interest in Borrower's Accounts, General Intangibles, Equipment, and Inventory, the Collateral, and other properties and interests as provided for in Section 8.1 and other parts of this Agreement hereof,

          (b)  The unconditional guarantee of Guarantor;

          (c)  This Agreement and the other Loan Documents.

          Part of the Equipment may constitute motor vehicles and other vehicles subject to registration under the motor vehicle title registration statutes of Georgia or other states, and with respect to which the security interest of Bank therein is required to be registered on the vehicle title certificate. Borrower agrees to execute and deliver on a timely basis all such title certificates and instruments as shall be necessary to convey to Bank a first-priority perfected security interest in all such motor vehicles and other Equipment.

          Part of the Equipment may be affixed to real estate owned or leased by Borrower and constitute fixtures under the Uniform Commercial Code. The Borrower agrees that any such fixtures shall be included within the meaning of Equipment as used and defined herein and that the Bank is hereby granted a security interest in and a lien upon such fixtures.

          The Borrower agrees to execute and deliver, of cause the execution and delivery of, such security agreements, deeds of trust, mortgages, assignments, guaranties, consents, subordination agreements, and financing statements as may be required by Bank to evidence such security, all in form satisfactory to Bank, as well as such consents and agreements of the landlords of each of the premises leased by Borrower on which the Collateral is located, all in form satisfactory to Bank.

     4.2.  Special Collection Account. Borrower shall open a special collection
           --------------------------
Account (the "Special Collection Account") with Bank, or with another bank designated by Bank, in which all funds received by Borrower from sales of Inventory, all refunds of taxes, all remittances by Borrower's Account Debtors, all bank wire transfers from Borrower's Account Debtors, and all other proceeds of Collateral, shall be deposited no later than the next regular banking day following receipt thereof. The Bank shall have the exclusive right to withdraw or debit funds from the Special Collection Account which may be accomplished by any directive signed by any authorized representative of the Bank. On a daily basis, the Collected Balance in the Special Collection Account shall be withdrawn by Bank and applied to the Line of Credit Loans, or, at Bank's discretion, to the other Loans. If any Borrower's Report shall show insufficient Aggregate Loan Values to entitle Borrower to maintain the then current balance owing under the Line of Credit Loan after applying thereto the Collected Balance of the Special Collection Account, then Borrower shall immediately deposit into the Special Collection Account sufficient immediately available funds from which Bank may draw in order to reduce the principal balance of the Line of Credit Loan to the amount allowable under the provisions of this Agreement. At the request of the Bank, Borrower shall execute documents provided by the Bank to allow officers or authorized representatives of the Bank to sign checks drawn on accounts of Borrower maintained in other banks for the purpose of transferring funds representing proceeds of Collateral to an account or accounts of Borrower maintained with the Bank or another bank owned by SouthTrust Corporation, including, without limitation, the Special Collection Account. At its option, Bank may give Borrower immediate credit for amounts deposited into the Special Collection Account and charge Borrower on a monthly basis for interest on the difference between the Ledger Balance and the Collected Balance for the period of time from the date of deposit until the funds are collected.

                                    ARTICLE V
                REPRESENTATIONS, WARRANTIES AND GENERAL COVENANTS
                -------------------------------------------------

     Borrower represents, warrants and covenants to and with Bank, which representations, warranties and covenants shall survive until the Obligations are indefeasibly satisfied in full, that:

     5.1. Organization and Qualification. The Borrower is a corporation duly
          ------------------------------
organized, validly existing and in good standing under the laws of the State of Georgia, has the corporate power to own its properties and to carry on its business as now being conducted; and is duly qualified to do business and is in good standing in every jurisdiction in which the character of the properties owned by it or in which the transaction of its business makes its qualification necessary.

     5.2. Corporate Power and Authorization. Borrower has full power and
          ---------------------------------
authority to enter into this Agreement, to borrow hereunder, to execute and deliver the Notes and the other Loan Documents and to incur the obligations provided for herein, all of which have been authorized by all proper and necessary corporate action.

     5.3. Enforceability. This Agreement and each of the other Loan Documents
          --------------
constitute, and each Note when executed and delivered for value received will constitute, a valid and legally binding obligation of Borrower enforceable in accordance with their respective terms and will not violate, conflict with, or constitute any default under any law, government regulation, Borrower's Articles of Incorporation or By-Laws, or any other agreement or instrument binding upon Borrower.

     5.4. Pending Actions. Borrower is not a defendant, or a plaintiff against
          ---------------
whom a counterclaim or crossclaim has been asserted, in any civil or criminal action, suit or litigation, and no action or investigation is pending or, so far as Borrower's officers and directors know, threatened before or by any court or administrative agency which might result in any material adverse change in the financial condition, operations or prospects of Borrower.

     5.5. Financial Statements. The financial statements of Borrower dated
          --------------------
heretofore delivered to Bank and all other financial statements and reports furnished by Borrower to Bank are complete and correct and fairly present the financial condition of Borrower and the results of its operations and transactions as of the dates and for the periods referred to and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved. There are no liabilities, direct or indirect, fixed or contingent, of Borrower as of the date of such financial statements which are not reflected therein or in the notes thereto. Neither said financial statements nor any other financial statements, reports, and information furnished by Borrower to Bank contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading. There is no fact which Borrower has failed to disclose to Bank in writing which materially affects adversely or, so far as Borrower can now foresee, will materially affect adversely the Collateral, business, prospects, profits or condition (financial or otherwise) of Borrower or the ability of Borrower to perform this agreement.

     5.6. Title to Properties. Borrower has good and marketable title to all of
          -------------------
its assets, other than the Collateral, subject to no Lien, mortgage, pledge, encumbrance, or charge of any kind except inchoate

Liens arising by operation of law for obligations which are not yet due and except for Permitted Liens. Borrower enjoys peaceable and undisturbed possession under all leases under which it is operating, and none of such leases contain any provisions which may materially and adversely affect or impair the operations of the Borrower, and all of such leases are valid and subsisting and in full force and effect.

     5.7.  Pension Plans. Except as set forth on Exhibit "E", Borrower has not
           -------------
established and is not a party to any Plan or to any stock option or deferred compensation plan or contract for the benefit of its employees or officers, any pension, profit sharing or retirement plan, stock redemption agreement, or any other agreement or arrangement with any officer, director or stockholder, members of their families, or trusts for their benefit. Borrower is in compliance with all applicable provisions of ERISA. Neither Borrower nor any of its Subsidiaries has received any notice to the effect that it is not in full compliance with any of the requirements of ERISA and the regulations promulgated thereunder. No fact or situation that could result in a material adverse change in the financial condition of Borrower, including, but not limited to, any Reportable Event or Prohibited Transaction, exists in connection with any Plan. Neither Borrower nor any of its Subsidiaries has any withdrawal liability in connection with a Multiemployer Plan.

     5.8.  Taxes. Borrower has filed ail federal, state and local tax returns
           -----
which are required to be filed and has paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to said returns or to assessments received by Borrower, including, without limitation, all applicable federal, state, and local employee withholding taxes.

     5.9.  Title to Collateral. Except for Permitted Liens, Borrower is, or as
           -------------------
to Collateral to be acquired after the date hereof will be, the sole owner of the Collateral free from any adverse Liens, security interests or other encumbrances. Borrower shall defend the Collateral against all claims and demands of all other parties who at any time claim any interest in the Collateral.

     5.10. Place of Business. Borrower's chief executive office is located at
           -----------------
4350 Peachtree Industrial Avenue, Suite 100, Norcross, Gwinnett County, Georgia 30071. The Inventory and Equipment and other Collateral is and shall be located only at the locations listed on Exhibit "D" to this Agreement. Except as indicated on said exhibit, the real estate constituting each said location is owned by Borrower. With respect to locations not owned by Borrower, said exhibit sets forth the name and address of each landlord, the location of the property, and the remaining term of the lease. Borrower has separately furnished to Bank true and correct copies of the lease agreements for each said parcel.

     5.11. Full Disclosure. All information furnished by Borrower to the Bank
           ---------------
concerning the Borrower, its financial condition, the Collateral, or otherwise for the purpose of obtaining credit or an extension of credit, is, or will be at the time the same is furnished, accurate and correct in all material respects and complete insofar as completeness may be necessary to give the Bank a true and accurate knowledge of the subject matter.

     5.12. Borrower's Name. Borrower has not changed its name or been known by
           ---------------
any other name within the last five (5) years, nor has it been the surviving corporation in a merger effected within the last five (5) years. Borrower does not now use nor has it ever used any trade or fictitious name in the conduct of its business.

     5.13. Existing Debt. Borrower is not in default with respect to any of its
           -------------
existing Debt or with respect to any material agreement to which Borrower is a party.

     5.14. Insolvency. Borrower is now and, after giving effect to the
           ----------
transactions contemplated hereby, at all times will be, Solvent. The benefits to be received by Borrower as a result of this Agreement and the Loans equal or exceed in value the obligations incurred under this Agreement and the value of Borrower's interest in the Collateral. The execution, delivery and performance of this Agreement will assist Borrower in preserving its assets and continuing its business activities.

     5.15. Subsidiaries. Borrower has no Subsidiaries.
           ------------

     5.16. Environmental Matters. Borrower is in compliance with all
           ---------------------
Environmental Regulations and with all other federal, state and local laws and regulations relating to the environment and pollution, including such laws and regulations regulating hazardous, radioactive and toxic materials and underground petroleum products storage tanks. No assessment, notice of (primary or secondary) liability or notice of financial responsibility, and no notice of any action, claim, investigation, proceeding, or inquiry to determine such liability or responsibility, or the amount thereof, or to impose civil penalties has been received by Borrower, and there are no facts, conditions or circumstances known to Borrower which could result in any investigation or inquiry if all such facts, conditions, and circumstances, if any, were fully disclosed to the applicable governmental authority. Borrower has paid any environmental excise taxes due and payable, including without limitation;
those imposed pursuant to Sections 4611, 4661, or 4681 of the Internal Revenue Code of 1986, as amended from time to time. Borrower has not obtained and is not required to obtain any permits, licenses, or similar authorizations to construct, occupy, operate or use any buildings, improvements, futures or equipment in connection with its business by reason of any Environmental Regulations. No oil; toxic or hazardous substances or solid wastes have been disposed of or released by Borrower in connection with the operation of its business and Borrower will not dispose of or release oil, toxic or hazardous substances or solid wastes at any time in its operation of its business (the terms "hazardous substance" and "release" shall have the meanings specified in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), and the terms "solid waste" and "disposal", "dispose" or "disposed" shall have the meanings specified in the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), except that if such acts are amended to broaden the meanings thereof, the broader meaning shall apply herein.

     5.17. Ownership. All issued and outstanding capital stock of the
           ---------
Borrower is owned by Guarantor. Except as set forth above, there are not outstanding any warrants, options, or rights to purchase any shares of capital stock of Borrower, nor does any Person have a Lien upon any of the capital stock of Borrower.

     5.18. Inventory. All Inventory has been produced, and during the term
           ---------
hereof will be produced, in compliance with the requirements of the Federal Fair Labor Standards Act. No Inventory is now, nor shall any Inventory at any time or times hereafter be, stored with a bailee, warehouseman or similar party without Bank's prior written consent and, if Bank gives such consent, Borrower will concurrently therewith cause any such bailee, warehouseman, or similar party to issue and deliver to Bank, in form and substance acceptable to Bank, warehouse receipts therefor in Bank's name. No Inventory is or will be consigned to any Person without Bank's prior written consent, and, if such consent is given, Borrower shall, prior to the delivery of any Inventory on consignment,
(i) provide Bank with all consignment agreements to be used in correction with any consigned inventory, all of which shall be acceptable to Bank, (ii) prepare, execute and file appropriate financing statements with respect to any such consigned inventory, showing Bank as assignee, (iii) conduct a search of all filings made against the consignee in all jurisdictions in which any consigned Inventory is to be located and deliver to Bank copies of the results of all such searches, (iv) notify, in writing, all the creditors of the consignee which are or may be holders of Liens in the Inventory to be consigned that Borrower expects to deliver certain inventory to the consignee, all of which inventory shall be described in such notice by item or type, and (v) do all such other things and acts as may be necessary or desirable to fully perfect on a first priority basis Bank's security interest in said Inventory.

     5.19. Labor Relations. Neither Borrower nor any of its Subsidiaries is a
           ---------------
party to any collective bargaining agreement, and there are no material grievances, disputes or controversies with any union or any other organization of Borrower's employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

     5.20. Trade Relations. There exists no actual or threatened termination,
           ---------------
cancellation or limitation of, or any modification or change in the business relationship between Borrower and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of Borrower, or with any material supplier, and there exists no present condition or state of facts or circumstances which would materially affect adversely Borrower or prevent Borrower from conducting such business after the consumation of the transaction contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

     5.21. Partnerships. Borrower is not a partner or joint venturer with any
           ------------
other Person or a participant in any business enterprise other than its own for which it is generally liable, nor does Borrower have any contingent liabilities of any description other than as indicated in the financial statements heretofore delivered to Bank.

     5.22. Surety Obligations. Borrower is not obligated as guarantee or,
           ------------------
surety or indemnitor under any indemnity, guaranty, surety or similar bond or other contract issued or entered into or any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

     5.23. No Approval. No authorization or approval or other action by, and no
           -----------
notice to or filing with, any federal, state, or local government body, agency, or authority is required for the due execution, delivery, and performance by Borrower of this Agreement, the Notes, or the Loan Documents.

     5.24. Racketeering. Borrower is not engaged in any activity that might
           ------------
constitute a pattern of racketeering activity or in any other conduct that might subject all or a material portion of Borrower's assets to forfeiture.

     5.25. Patents, Trademarks, Copyrights and Licenses. Borrower owns or
           -------------------------------------------
possesses all the patents, trademarks, service marks, trade names, copyrights and licenses necessary for the present and planned future conduct of its business without any known conflict with the rights of others. All patents, trademarks, service marks, tradenames, copyrights, licenses and other similar rights owned or used by Borrower are listed on Exhibit "F" attached hereto and made a part hereof. Where said patents are not owned outright by Borrower, said exhibit lists the owner thereof and identifies the license or other agreement pursuant to which they are used by Borrower.

     5.26. Representations True. No representation or warranty by the Borrower
           --------------------
contained herein or in any certificate or other document furnished by the Borrower pursuant hereto contains any untrue statement of material fact or omits to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made.

                                   ARTICLE VI
                               GENERAL COVENANTS
                               -----------------

     Borrower agrees and covenants that until the Obligations have been indefeasibly paid in full and until the Bank has no further obligation to make advances under the Loan, Borrower shall:

     6.1.  Insurance. Maintain insurance with insurance companies satisfactory
           ---------
to Bank on such of its properties, in such amounts and against such risks as is customarily maintained in similar businesses operating in the same vicinity, and shall file with Bank upon request, from time to time, a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, dates of expiration thereof, and the properties and risks covered thereby, and, within 10 days after notice in writing from Bank, shall obtain such additional insurance as Bank may reasonably request. All such policies shall name the Bank as a named insured and provide that any losses payable thereunder shall (pursuant to loss payable clauses, in form and content acceptable to the Bank, to be attached to each policy) be payable to the Bank, and provide that the insurance provided thereby, as to the interest of the Bank, shall not be invalidated by any act or neglect of the Borrower, nor by the commencing of any proceedings by or against the Borrower in bankruptcy, insolvency, receivership or any other proceedings for the relief of a debtor, nor by any foreclosure, repossession or other proceedings relating to the property insured, nor by any occupation of such property or the use of such property for purposes more hazardous than permitted in the policy. Borrower hereby assigns to the Bank all right to receive proceeds, directs any insurer to pay all proceeds directly to the Bank, and authorizes the Bank to endorse any check or draft for such proceeds and apply the same toward satisfaction of the Obligations. The Borrower shall furnish to the Bank insurance certificates, in form and substance satisfactory to the Bank, evidencing compliance by it with the terms of this Section, and upon the request of the Bank at any time, the Borrower shall furnish the Bank with photostatic copies of the policies required by the terms of this Section. The Borrower will cause each insurer under each of the policies to agree (either by endorsement upon such policy or by letter addressed to the Bank) to give the Bank at least at 10 days prior written notice of the cancellation of such policies in whole or in part or the lapse of any coverage thereunder. Borrower agrees that it will not take any action or fail to take any action which action or inaction would result in the invalidation of any insurance policy required hereunder. At least 10 days prior to the date the premiums on each such policy or policies shall become due and payable, the Borrower shall furnish to the Bank evidence of the payment of such premiums. Borrower shall furnish to the Bank such evidence of insurance as Bank may require.

     6.2.  Corporate Existence: Qualification. Maintain its corporate existence
           ----------------------------------
and, in each jurisdiction in which the character of the property owned by it or in which the transaction of its business makes its qualification necessary, maintain good standing.

     6.3.  Taxes. During each fiscal year, accrue all current tax liabilities
           -----
of all kinds, all required withholding of income taxes of employees, all required old age and unemployment contributions, all required payments to employee benefit plans, and pay the same when they become due.

     6.4.  Compliance with Laws. Comply with all Applicable Laws, including,
           --------------------
without limitation, Environmental Regulations, and pay all taxes, assessments, charges, claims for labor, supplies, rent and other obligations, Specifically, Borrower shall pay when due all taxes and assessments upon the Collateral, this Agreement, the Notes, or any Loan Document, including, without limitation, any stamp taxes or intangibles taxes imposed by virtue of the transactions outlined herein.

     6.5.  Annual Financial Statements.
           ---------------------------

           (a) Within 120 days after the close of each fiscal year, furnish Bank with annual audited financial statements of Borrower and Kings Brothers consisting of balance sheets, operating statements and such other statements as Bank may reasonably request, for the period(s) involved, prepared in accordance with GAAP consistently applied for the period involved and for the preceding fiscal year and certified as reviewed by independent certified public accountants acceptable to the Bank. At the time of furnishing said financial statements, Borrower shall furnish, and shall cause Kings Brothers to furnish, Bank with (i) a certificate from the President and the chief financial officer of Borrower, and from an authorized member or officer of Kings Brothers, stating that (A) may have reviewed this Agreement and the affairs of, as applicable, Borrower or Kings Brothers, (B) to the best of their knowledge and belief they are unaware of the occurrence of an event which constitutes an Event of Default hereunder or which would constitute such an Event of Default with the giving of notice or the lapse of time or both, and, if so, stating the facts with respect thereto, (C) setting forth the calculations to show compliance with the financial covenants set forth herein, said certificate to be in the form of Exhibit "G" hereto, and (ii) a letter from such independent certified public accountants stating that the Bank may rely on such financial statements and their opinion with respect thereto. All such financial statements shall be on both a consolidated and a consolidating basis for Borrower and Kings Brothers.

           (b) Within 120 days after the close of each fiscal year, furnish Bank with annual personal financial statements of each individual constituting Guarantor consisting of complete copies of their respective tax returns, balance sheets and such other statements as Bank may reasonably request, for the period(s) involved, prepared, as to all financial statements, in accordance with GAAP consistently applied for the period involved and for the preceding fiscal year.

     6.6.  Interim Financial Statements. Within 30 days after the close of each
           ----------------------------
calendar month, furnish Bank with unaudited, monthly and year-to-date financial statements of Borrower and Kings Brothers, consisting of balance sheets and operating statements and a listing of all contingent liabilities of the Borrower and Kings Brothers for the periods involved and such other statements as Bank may request, prepared in accordance with GAAP applied on a basis consistent with the financial statement(s) previously furnished to Bank, taken from the books and records of Borrower and Kings Brothers, and certified as correct by the chief financial officer of Borrower and Kings Brothers. At the time of furnishing such financial statements, Borrower shall furnish, and shall cause King Brothers to furnish, Bank with a certificate from the President or chief financial officer of Borrower, and from an authorized member or officer of Kings Brothers, stating that he has reviewed this Agreement and the affairs of the Borrower and that to the best of his knowledge and belief he is unaware of the occurrence of an event which constitutes an Event of Default hereunder or which would constitute such an Event of Default with the giving of notice or the lapse of time or both, and if so, stating the facts with respect thereto. Said certificates shall further confirm that Borrower and Kings Brothers were at the time of issuance of said financial statements, and has at all times since, been Solvent. All such financial statements shall be on both a consolidated basis and a consolidating basis for Borrower and Kings Brothers. Unless otherwise specified by Bank, said certificate shall be in the form of Exhibit "G" hereto. In addition, each of Borrower and Kings Brothers shall furnish to Bank within five (5) days after the same are filed, all federal and state tax returns and informational reports, including, without limitation, the Form 941 Quarterly payroll tax information form and all other forms filed with any state, federal, or local agency pertaining to payment applicable payroll and other federal, state and local taxes.

     6.7.  Visits and Inspections. Permit persons designated by Bank to inspect
           ----------------------
any and all of the property and corporate and financial books and records of Borrower and to discuss its affairs with its officers and employees at such reasonable times as Bank shall request and furnish Bank with such miscellaneous information as it may request.

     6.8.  Payments on Note. Duly and punctually pay the principal and interest
           ----------------
on the Note, in accordance with the terms of this Agreement and of the Note, and pay all other Debt of Borrower reflected on the financial statements delivered to Bank and referred to in Section 5.5 hereof and all other Debt incurred after the date hereof in accordance with the terms of such Debt, it being understood, however, that this Section shall not be deemed to permit any Debt in violation of the provisions of Sections 7.1 and 7.2 hereof.

     6.9.  Conduct of Business. Conduct its business as now conducted and do all
           -------------------
things necessary to preserve, renew and keep in full force and effect its rights, privileges and franchises necessary to continue its business.

     6.10. Maintenance of Properties. Keep its properties in good repair,
           -------------------------
working order and condition, reasonable wear and tear excepted, and from time to time make all needed and proper repairs, renewals, replacements, additions, and improvements thereto and comply with the provisions of all leases to which it is a party or under which it occupies property so as to prevent any loss or forfeiture thereof or thereunder;

     6.11. Additional Documents. Join the Bank in executing any security
           --------------------
agreements, assignments, consents, financing statements or other instruments, in form satisfactory to the Bank as the Bank may from time to time request in connection with the Collateral and the other security for the Loan referred to in Section 4.1 hereof.

     6.12. Notice to Bank. Immediately notify the Bank of (i) any event causing
           --------------
a material loss or depreciation in value of the Collateral and the amount of such loss or depreciation, (ii) if Borrower becomes aware of the occurrence of any Event of Default or of any fact, condition or event that, with the giving of notice or passage of time, or both, could become an Event of Default or of the failure of the Borrower to observe any of its undertakings hereunder, or (iii) any material lawsuit involving Borrower.

     6.13. Collateral Reports. Furnish to Bank at least monthly (and more
           ------------------
frequently if requested by Bank) a detailed accounts receivable aging report, a detailed accounts payable aging report, and an inventory report, all in form and substance, and containing such detail and information, as Bank shall request, and furnish to Bank copies of all physical inventory listings when prepared by Borrower.

     6.14. Subordination of Debt. Provide Bank with a debt subordination
           ---------------------
agreement, in form and substance satisfactory to Bank, executed by Borrower and any Person who is an officer, director, shareholder or Affiliate of Borrower to whom Borrower is or hereafter becomes indebted, subordinating, in right of payment and claim all of Debt owed by Borrower to any said Person and any future advances thereon to the full and final payment of the Obligations.

     6.15. Collection of Accounts. Diligently pursue collection of all Accounts
           ----------------------
and other amounts due Borrower by others, including Affiliates of Borrower.

     6.16. Landlord and Storage Agreements. Provide Bank with copies of all
           -------------------------------
agreements between Borrower and any landlord or warehouseman which owns any premises at which any inventory or other Collateral may, from time to time, be kept.

     6.17. Auditors, Insurance Representatives and Agents. Furnish the Bank with
           ----------------------------------------------
a copy of each letter written to the Borrower by its independent certified public accountant concerning internal controls and management review immediately upon receipt of same and any comments made by the Borrower with respect thereto and permit Bank to communicate directly with said accountants and with Borrower's insurance representatives and agents regarding the financial affairs and condition of Borrower, the books and records of Borrower, and insurance matters pertaining to Borrower's business.

     6.18. ERISA Compliance. (i) At all times make prompt payment of
           ----------------
contributions required to meet the minimum funding standards set forth in ERISA with respect to each Plan; (ii) promptly after the filing thereof, furnish to Bank copies of an annual report required to be filed pursuant to ERISA in connection with each Plan and any other employee benefit plan of it and its Affiliates; (iii) notify Bank as soon as practicable of any Reportable Event and of any additional act or condition arising in connection with any Plan which Borrower believes might constitute grounds for the termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States district court of a trustee to administer the Plan; and (iv) furnish to Bank promptly upon Bank's request therefor, such additional information concerning any Plan or any other such employee benefit plan as may be reasonably requested.

     6.19. Bank Accounts. Maintain its principal bank accounts with the Bank or
           -------------
another bank designated by the Bank, except that Borrower may continue to maintain its payroll account where it is presently located.

     6.20. Business Records. Keep, and cause each Subsidiary to keep adequate
           ----------------
records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions.

     6.21. Financial Covenants. Maintain at all times that this Agreement is in
           -------------------
effect, calculated on a consolidated basis with Kings Brothers, LLC, the following: (a) Fixed Charge Coverage Ratio with respect to the twelve-month period ending on the last day of any Fiscal Quarter of any Fiscal Year of not less than 1.15:1:00; (b) a ratio of Debt to Tangible Net Worth of not more than
3.00 to 1; (c) Debt Service Coverage Ratio with respect to the twelve-month period ending on the last day of any Fiscal Quarter of any Fiscal Year of not less than 1.15:1.00, and (d) Cash Flow Leverage Ratio with respect to the twelve-month period ending on the last day of any Fiscal Quarter of any Fiscal Year of not more than 5.00:1.00.

     6.22. Filing. Deliver to Bank a copy of any filings with any governmental
           ------
body, agency or authority which regulates Borrower's business (except for tax returns filed in the ordinary course of business).

                                  ARTICLE VII
                               NEGATIVE COVENANTS
                               ------------------

     Until the Obligations have been indefeasibly repaid and satisfied in full and until the Bank has no further obligation to make advances under the Loan, without the prior written consent of Bank, the Borrower shall not:

     7.1.  Indebtedness. Except as permitted or contemplated by this Agreement,
           ------------
create, incur, assume or suffer to exist any Debt or obligation for money borrowed, or guarantee, or endorse, or otherwise be or become contingently liable in connection with the obligations of any Person (including, without limitation, any Affiliate), except

           7.1.1. Indebtedness for taxes not at the time due and payable or which are being actively contested in good faith by appropriate proceedings and against which reserves deemed adequate by Bank have been established by Borrower, but only if the non-payment of such taxes being contested does not result in a Lien upon any property of Borrower that has priority over the Lien held by Bank;

           7.1.2. Contingent liabilities arising out of the endorsement of negotiable instruments in the ordinary course of collection or similar transactions in the ordinary course of business;

           7.1.3. Accounts payable to trade creditors which are not aged more than one hundred twenty (120) days from billing date and current operating expenses (other than for borrowed money) which are not more than sixty (60) days past due, in each case incurred in the ordinary course of business and paid within such time period, unless the same are actively being contested in good faith and by appropriate and lawful proceedings and Borrower all have set aside such reserves, if any, with respect thereto as have been recommended by independent public accountants;

           7.1.4. Debt to third parties for purchase money borrowing incurred in connection with the purchase of capital assets used in the business of Borrower not to exceed $10,000 during any fiscal year of Borrower; and

           7.1.5. Debt for money borrowed from the Bank.

     7.2.  Liens and Security Interests. Create, incur, assume, or suffer to
           ----------------------------
exist any mortgage, security deed, deed of trust, security interest, pledge, encumbrance, Lien or charge of any kind (including charges on property purchased under conditional sales or other title-retention agreements) on any of its property or assets, now owned or hereafter acquired, except for the following (all of which are referred to herein as "Permitted Liens"):

           7.2.1. Liens for taxes not yet due or which are being contested in good faith by appropriate proceeding and against which reserves deemed adequate by Bank have been set up (excluding any Lien proposed pursuant to any of the provisions of ERISA);

           7.2.2. Other Liens, charges and encumbrances incidental to the conduct of its business or the ownership of its property and assets and created by operation of law;

           7.2.3. Purchase money Liens and encumbrances created to secure the indebtedness permitted by Section 7.1.4 hereof;

           7.2.4: Liens, charges and encumbrances in favor of the Bank; and

           7.2.5. Liens, charges and encumbrances reflected on Exhibit "C" to this Agreement.

     7.3.  Dividends and Distributions. Declare any dividends on any shares of
           ---------------------------
any class of its capital stock, or apply any of its property or assets to the purchase, redemption or other retirement of, or set apart any sum for the payment of any dividends on, or for the purchase, retirement of, or make any other distribution by reduction of capital or otherwise in respect of, any shares of capital stock of the Borrower; provided, however, that during such time as Borrower maintains an effective election to be taxed under the provisions of Chapter "S" of the Internal Revenue Code of 1978, as amended, Borrower shall be entitled to distribute to its shareholders in each year an amount not to exceed that portion of the federal income tax liability incurred by each said shareholder on income tax returns for the prior year which resulted from its holdings of shares in Borrower.

     7.4.  Affiliate Transactions. Purchase, acquire or lease property from, or
           ----------------------
sell, transfer or lease any inventory, materials, goods, equipment, assets, rights or property to, any Affiliate of Borrower, except in the ordinary course of Borrowers business and under terms and conditions which would apply if disinterested parties were involved.

     7.5.  Financing Statements. Permit any financing statement (except Bank's
           --------------------
financing statements) to be on file with respect to the Collateral.

     7.6.  Location of Collateral. Change the locations at which the Collateral
           ----------------------
is maintained change the name, identity, or corporate structure of Borrower; adopt or make use of any fictitious or trade name not disclosed elsewhere in this Agreement; or change the location of its chief executive office.

     7.7.  Destruction of Collateral. waste or destroy the Collateral or use it
           -------------------------
in violation of any statute or ordinance.

     7.8.  Merger or Consolidation. Enter into any merger or consolidation or
           -----------------------
acquire all or substantially all of the assets of any Person; or sell, lease, or otherwise dispose of any of its assets in an aggregate amount exceeding $50,000 during any fiscal year, except sales in the ordinary course of its business.

     7.9.  Loans or Advances. Make loans or make advances or pay any management
           -----------------
or similar fees to any Person.

     7.10. Capital Expenditures. Make any Capital Expenditures exceeding
           --------------------
$350,000 during any twelve-month period ending on the last day of any Fiscal Quarter of any Fiscal Year.

     7.11. Acquisitions. Purchase or acquire the obligations or stock of or any
           ------------
other interest in any Person, except direct obligations of the United States of America or certificates of deposit or other investments issued by the Bank or by any bank designated in writing by the Bank.

     7.12. Payment of Debt. Pay any portion of the principal of, or prepay, any
           ---------------
Debt except Debt to the Bank; provided, however, the Borrower may take ordinary trade discounts on purchases made in the ordinary course of business.

     7.13. Lease Transactions; Enter into any sale and lease-back arrangement,
           ------------------
either directly or indirectly.

     7.14. Amendments. Amend any instrument evidencing a Permitted Lien or the
           ----------
indebtedness secured thereby.

     7.15. Salaries. Increase the salary and fringe benefits of any officer or
           --------
director or shareholder or any Affiliate of any officer or director or shareholder of Borrower by more than 15% in any fiscal year from the amount paid in the previous fiscal year.

     7.16. Deposit of Funds. Deposit proceeds of the Collateral into any account
           ----------------
other than the Special Collection Account.

     7.17. Adverse Transactions. Enter into any transaction, or permit any
           --------------------
Subsidiary to enter into any transaction, which materially and adversely affects or may materially and adversely affect the Collateral or Borrower's ability to repay the Obligations or, permit or agree to any material extension, compromise or settlement or make any change or modification of any kind or nature with respect to any Account, including any of the terms relating thereto, other than discounts and allowances in the ordinary course of business.

     7.18. Subsidiary Acquisitions. Hereafter create any Subsidiary or divest
           -----------------------
itself of any material assets by transferring them to any Subsidiary.

     7.19. Subsidiary Divestitures. Transfer, sell, pledge, encumber or
           -----------------------
otherwise assign any shares of stock or other interest in any Subsidiary or permit any Subsidiary to sell or otherwise dispose of all of Substantially all of its assets.

     7.20. Partnerships or Joint Ventures. Become or agree to become a general
           ------------------------------
or limited partner in any general or limited partnership or a joint venturer in any joint venture.

     7.21. Subordinated Debt. Make any payment (principal or interest) with
           -----------------
respect to Subordinated Debt; or with respect to any Debt that would be Subordinated Debt but for the absence of a subordination agreement in effect with respect thereto.

                                 ARTICLE VIII
                          GRANT OF SECURITY INTEREST.
                          ---------------------------

     8.1.  Security Interest. As security for the payment of the Loans and all
           -----------------
other Obligations, now existing or in the future incurred, and including any extensions or renewals or changes in form of the Loans, any Overadvances, and any other Debt of Borrower to the Bank, and all costs and expenses of collection thereof, including, without limitation, attorneys fees, Borrower hereby assigns to Bank and grants to Bank a security interest in and Lien upon the following:

           (a)  All of Borrower's Accounts;

           (b)  All of Borrower's General Intangibles;

           (c)  All of Borrower's Inventory;

           (d)  All of Borrower's Equipment;

           (e) All of proceeds and products, as the case may be, of Borrower's Accounts, General Intangibles, Equipment, and Inventory.

           (f) All monies and other property of any kind, real, personal, or mixed, and tangible or intangible, now or at any time or times hereafter, in the possession or under the control of Bank or a bailee of Bank;

           (g) All accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of (a) through (f) above, including, without limitation, proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral;

           (h) All books and records (including, without limitation, customer lists, credit files, magnetic, digital and laser tapes and disks, electronic and computer storage media, computer programs, print-outs, and other computer materials and records) of Borrower pertaining to any of (a) through (g) above.

     8.2.  Sale of Inventory. Until the occurrence of an Event of Default
           -----------------
hereunder or until expiration of the Commitment Period, whichever occurs first, Borrower may use and dispose of the Inventory in the ordinary course of business where such is not inconsistent with this Agreement, provided that the ordinary course of business does not include a transfer in partial or total satisfaction of Debt nor a transfer (other than a sale on terms and conditions which would apply if disinterested parties were involved) to an Affiliate of Borrower.

     8.3.  Notice to Account Debtors. At any time after the occurrence of an
           -------------------------
Event of Default, but without prior notice to Borrower, except such notice as maybe required by law, Bank shall have the right to notify the Account Debtors obligated on any or all of the Accounts to make payment thereof directly to Bank and to take control of all proceeds of any such Accounts. Any such notice by the Bank to such Account Debtors shall be given by an authorized representative of the Bank. Borrower, if requested by Bank, shall stamp or cause to be stamped on each Account item in legible letters "Pledged to SouthTrust Bank National Association" and shall turn over physical possession of the Accounts to Bank. Borrower authorizes Bank to sign and endorse
Borrower's name upon any check, draft, money order, or other form of payment of any Account item and to sign and endorse satisfactions and releases of Account items in Borrower's name. Until such time as Bank elects to exercise the right to collect and enforce said Accounts, Borrower is authorized, as agent of the Bank, to collect and enforce said Accounts in Borrower's name. The costs, of such collection and enforcement, including attorney's fees and out-of-pocket expenses and all other expenses and liabilities resulting therefrom, shall be borne solely by Borrower whether the same are incurred by the Bank or Borrower. At the request of the Bank, Borrower shall upon receipt of all checks, drafts, cash and other remittances in payment or on account of the Accounts deposit the same in the Special Collection Account. The funds in the Special Collection Account shall be held by the Bank as security for all obligations secured hereby. Said proceeds shall be deposited in precisely the form received, except for the endorsement of Borrower where necessary to permit collection of items, which endorsement Borrower agrees to make, and which the Bank is also hereby authorized to make on Borrower's behalf. Pending such deposit, Borrower agrees that it will not commingle any such checks, drafts, cash and other remittances with any of Borrower's funds or property, but will hold them separate and apart therefrom and upon an express trust for the Bank until deposit thereof is made in the Special Collection Account. The Bank may, in accordance with the provisions of this Agreement, apply the whole or any part of the Collected Balance on deposit in the Special Collection Account against the principal and/or interest of the Loan or other Obligation secured hereby, the order and method of such application to be at the discretion of the Bank. Any portion of said funds on deposit in the Special Collection Account which Bank elects not to so apply may, at the Bank's election, be paid over by the Bank to Borrower; provided, however, that if at any time the Bank grants to Borrower the right to retain the proceeds of the Accounts for Borrower's use, or if at any time Bank elects to pay funds on deposit in the Special Collection Account to Borrower, such right to retain and use proceeds or payment from the Special Collection Account shall be deemed to be continuing new value for the security interest attaching hereunder on all after-acquired property.

     8.4.  Verification of Accounts. Whether or not an Event of Default has
           ------------------------
occurred, any of Bank's officers, authorized representatives, employees or agents shall have the right, at any time or times hereafter, in the name of Bank or in any trade or fictitious name selected by Bank, or in the name of any designee of Bank or Borrower, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, telegraph, or otherwise. Borrower shall cooperate fully with Bank in an effort to facilitate and promptly conclude any such verification process.

     8.5.  [reserved]

     8.6.  Governmental Accounts. If any of Borrower's Accounts in excess of
           ---------------------
$10,000 arise out of contracts with the United States or any department, agency, or instrumentality thereof, Borrower will immediately notify the Bank thereof in writing and execute any instruments and take any steps required by the Bank in order that all monies due and to become due under such Account shall be assigned to the Bank and notice thereof given to the Government under the Federal Assignment of Claims Act.

     8.7.  Accounts Evidenced by Instruments. If any of Borrower's Accounts are
           ---------------------------------
or should become evidenced by promissory notes, trade acceptances, chattel paper, chattel mortgages, conditional sales contracts, or other instruments, Borrower will immediately deliver same to Bank, endorsed or assigned with recourse to the Bank's order and, regardless of the form of such endorsement or assignment, Borrower hereby waives presentment, demand, notice of dishonor, protest and notice of protest and all other notices with respect thereto.

     8.8.  Lease of Records. Borrower hereby leases to the Bank and the Bank
           ----------------
hires from Borrower, for a term which shall be effective so long as the Loans or other Obligations secured hereby are owing to the Bank by Borrower and until the Bank has no further obligation under the Agreement, all of Borrower's present and future books of Accounts, computer printouts, magnetic, digital and laser tapes and disks, computer and electronic storage media, computer software programs, trial balance records, ledgers and cabinets in which they are located, reflected or maintained, in any way relating to the Collateral, and all present and future supporting evidence and documents relating thereto in the form of written applications, credit information, account cards, payment records, trial balances, correspondence, delivery receipts, certificates and the like, as well as the past and current information stored in computer software programs for and on Borrower's behalf by third parties. Borrower, if requested by Bank, agrees to legend all of the foregoing, to indicate the lease thereof to the Bank. If an Event of Default occurs, then, in addition to all of the other rights and remedies of the Bank herein, the Bank will have the right forthwith or at any time thereafter to remove from Borrowers premises all of the foregoing and keep and retain the same in Bank's possession until the Loans and other Obligations secured hereby shall have been fully paid and discharged and the Bank has no further obligation under the Agreement. The provisions of this Section shall not be deemed to diminish or contravene the security interest of the Bank in the Borrower's General Intangibles or in the property, materials, and interests described in this Section but shall be deemed to be in addition to any rights the Bank may have with respect to the Borrower's grant of a security in its General Intangibles to the Bank.

     8.9.  License of Rights. Bank is hereby granted a license or other right to
           -----------------
use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, tradenames, trademarks and advertising matter or any property of a similar nature as it pertains to the Collateral, in advertising for sale and in selling any Collateral, and Borrower's rights under all licenses and all franchise agreements shall inure to Bank's benefit.

     8.10. Attorney-in-Fact. Borrower hereby irrevocably designates, makes,
           ----------------
constitutes and appoints Bank (and all Persons designated by Bank) as Borrower's true and lawful attorney (and agent-in-fact) and Bank, or Bank's agent, may, without notice to Borrower and in either Borrower's or Bank's name, but at the cost and expense of Borrower:

           8.10.1. At such time or times hereafter as Bank or said agent, in its sole discretion, may determine, endorse Borrower's name on any checks, notes, acceptances, drafts, money orders or my other evidence of payment or proceeds of the Collateral which come into the possession of Bank or under Bank's control; and

           8.10.2. At such time or times as Bank or its agent in its sole discretion may determine (and irrespective of whether an Event of Default exists): (i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of Borrower's rights and remedies with respect to the collection of the Accounts; (ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral; (iii) sell or collect any of the Accounts or other Collateral upon such terms, and for such amounts and at such time or times as Bank deems advisable; (iv) take possession, in any manner, of any item of payment or proceeds relating to any Collateral and apply the same to the Obligations; (v) prepare, file and sign Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (vi) receive, open and dispose of all mail addressed to Borrower and to notify postal authorities to change the address for delivery thereof to such address as Bank may designate; (vii) endorse the name of Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Bank or any other bank on account of the Obligations; (viii) endorse the name of Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory and any other Collateral; (ix) use Borrower's stationery and sign the name of Borrower to verifications of the Accounts and notices thereof to Account Debtors; (x) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory, and any other Collateral and to which Borrower has access; (xi) make and adjust claims under policies of insurance; and (xii). for and in the name of Borrower to give instructions and direct any bank or financial institution in which proceeds of the Collateral are deposited to turn over said proceeds to Bank; and (xiii) do all other acts and things necessary, in Bank's determination, to fulfill Borrower's obligations under this Agreement.

                                   ARTICLE IX
                   ADDITIONAL REPRESENTATIONS, COVENANTS, AND
                        AGREEMENTS RELATING TO COLLATERAL
                        ---------------------------------

     9.1.  Reliance on Statements. With respect to all Accounts, Borrower
           ----------------------
represents and warrants to Bank that Bank may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrower with respect to any Account or Accounts, and unless otherwise indicated in writing to Bank, that with respect to each Account:

           9.1.1. It is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;

           9.1.2. It arises out of a completed, bona fide sale and delivery of goods or rendition of services by Borrower in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between Borrower the Account Debtor;

           9.1.3. It is for a liquidated amount maturing as stated in the duplicate invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Bank;

           9.1.4. Such Account, and Bank's security interest therein, is not, and will not be in the future, subject to any offset, Lien, deduction, defense, dispute, counterclaim or any other adverse condition except for disputes resulting in returned goods where the amount in controversy is deemed by Bank to be immaterial, and each such Account is absolutely owing to Borrower and is not contingent in any respect or for any reason;

           9.1.5. Borrower has made no agreement with any Account Debtor thereunder for any deduction therefrom, except discounts or allowances which are granted by Borrower in the ordinary course of its business for prompt payment and which are reflected in the calculation of the net amount of each respective invoice related thereto;

           9.1.6. There are no facts, events or occurrences which in any way impair the validity or enforceability thereof or tend to reduce the amount payable thereunder from the face amount of the invoice and statements delivered to Bank with respect thereto;

           9.1.7. To the best of Borrower's knowledge, the Account Debtor thereunder (i) had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (ii) such Account
Debtor was and is Solvent;

           9.1.8. Borrower has no knowledge of any fact or circumstance which would impair the validity or collectibility of the Account, and to the best of Borrower's knowledge there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder which might result in any material adverse change in such Account Debtor financial condition or the collectibility of such Account; and

           9.1.9. Borrower will have paid/or provided for the payment of all taxes arising from the transaction creating the Account.

     9.2.  Notification. Borrower shall immediately notify Bank of any event,
           ------------
occurrence or circumstance which causes any representation pertaining to any Account set forth in Section 9.1 above to cease to be true in all respects, and Borrower will promptly notify Bank (i) if any Account Debtor or any Affiliate of any Account Debtor has or may have any right of setoff, deduction, or defense against any Account or (ii) if any such Account Debtor or Affiliate of such Account Debtor has or may have a contractual or business relationship with Borrower such that at any time such right may exist or be asserted or
(iii) if Borrower ships any inventory or goods or furnishes any services to any Person which has or pay have any right of setoff, deduction or defense against any asset, including any Account, of Borrower.

     9.3.  Affirmation of Representations. Each request for a loan or advance
           ------------------------------
made by Borrower pursuant to this Agreement or any of the other Loan Documents shall constitute (i) an automatic representation and warranty by Borrower to Bank that there does not then exist any default or Event of Default and (ii) a reaffirmation as of the date of said request that all of the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true in all material respects except for any changes in the nature of Borrower's business or operations that would render the information contained in any exhibit attached hereto either inaccurate or incomplete, so long as Bank has consented to such changes or such changes are expressly permitted by this Agreement.

     9.4.  Waivers. Borrower hereby releases and waives any and all actions,
           -------
claims, causes of action, demands and suits which it may ever have against the Bank as a result of any possession, collection, settlement, compromise or sale by Bank of any of the Accounts upon the occurrence of an Event of Default hereunder, notwithstanding the effect of such possession, collection, settlement, compromise or sale upon the business of Borrower. Said waiver shall include all causes of action and claims which may result from the exercise of the power of attorney conferred upon Bank in Section 8.10. The failure at any time or times hereafter to require strict performance by Borrower of any of the provisions, warranties, terms and conditions contained in this Agreement or any other agreement, document or instrument now or hereafter executed by Borrower, and delivered to the Bank, shall not waive, affect, or diminish any right of the Bank thereafter to demand strict compliance and performance therewith and with respect to any other provisions, warranties, terms and conditions contained in such agreements, documents or instruments, and any waiver of default shall not waive or affect any other default, whether prior or subsequent thereto; and whether the same are of a different type. None of the warranties, conditions, provisions and terms contained in the Agreement or any other agreement, document or instrument now or hereafter executed by Borrower and delivered to the Bank shall be deemed to have been waived by any act or knowledge of the Bank, its agents, representatives, officers or employees, but only by an instrument in writing signed by an offer of the Bank and directed to the Borrower specifying such waiver.

     9.5.  Discharge of Taxes and Liens. At its option, the Bank may discharge
           ----------------------------
taxes, Liens, security interests or other encumbrances at any time levied or placed on the Collateral and may pay for the maintenance and preservation of the Collateral. Borrower agrees to reimburse the Bank, on demand, for any payment made or expense incurred by Bank pursuant to the foregoing, authorization, including, without limitation, attorney's fees.

     9.6.  Insurance. Without limiting any other provision hereof, Borrower
           ---------
will keep the Collateral insured in amounts equal to its full insurable value, with companies, and against such risks as may be satisfactory to the Bank. Borrower will pay the costs of all such insurance and deliver policies evidencing such insurance to the Bank with mortgagee loss payable clauses in favor of the Bank. Borrower hereby assigns to the Bank all right to receive proceeds, directs any insurer to pay all proceeds directly to the Bank, and authorizes the Bank to endorse any check or draft for such proceeds and apply the same toward satisfaction of the Loans and other Obligations secured hereby.

     9.7.  Complete Records, Inspection Rights. Borrower till at all times keep
           -----------------------------------
accurate and complete records of the Collateral, and the Bank or its agents shall have the right to call at Borrower's place or places of business at intervals to be determined by Bank, upon reasonable notice and during Borrower's regular business hours, and without hindrance or delay, to inspect and examine the Inventory and the Equipment and to inspect, audit, check, and make abstracts from the books, records, journals, orders, receipt, computer printouts, correspondence and other data relating to the Collateral or to any other transactions between the parties hereto. If requested by Bank, Borrower agrees to make its books, records, journals, orders, receipts, computer printouts, correspondence, and other data relating to the Collateral available at the Bank's main office for inspection, audit and checking by the Bank or its agents.

     9.8.  U.C.C. Financing Statement. The Borrower agrees that a carbon,
           --------------------------
photographic or other reproduction of this Agreement or of a signed financing statement with respect to the Collateral shall be sufficient as a financing statement and may be filed as such by the Bank.

                                    ARTICLE X
                       EVENTS OF DEFAULT; CERTAIN REMEDIES
                       -----------------------------------

    10.1. Events of Default. The occurrence of any one or more of the following
          -----------------
events shall constitute an Event of Default hereunder:

          10.1.1. Payment Default. If Borrower shall fail to make any payment of
                  ---------------
any installment of principal or interest on the Notes or either thereof when and as the same shall become due and payable, whether at stated maturity, upon expiration of the Commitment Period, by declaration, upon acceleration, or otherwise; or

          10.1.2. Fees and Expenses. If Borrower shall fail to pay when due any
                  -----------------
expense, fee or charge provided for in this Agreement and such failure shall continue for a period of ten (10) days; or

          10.1.3. Other Defaults. If Borrower shall fail for a period of fifteen
                  --------------
(15) days to perform, keep, or observe any covenant, agreement or provision of any of the following Sections of this Agreement: 6.4, 6.9; 6.10, 6.11, 6.14, 6.17, 6.18, 6.20, and 6.21; or if Borrower shall fail or neglect to perform, keep or observe, or shall default with respect to, any other covenant, agreement or provision contained in this Agreement (other than a covenant, agreement or provision a default in the performance of which is dealt with specifically elsewhere in this Section 10.1); or

          10.1.4. Representations False. If any warranty, representation, or
                  ---------------------
other statement made or furnished to Bank by or on behalf of Borrower or any Guarantor or in any of the Loan Documents proves to be false or misleading in any material respect when made or furnished.

          10.1.5. Financial Difficulties. If the Borrower shall be involved in
                  ----------------------
financial difficulties as evidenced -

                  (a) by its admission in writing of its inability to pay its debts generally as they become due or of its ceasing to be Solvent;

                  (b) by its filing a petition in bankruptcy or for reorganization or for the adoption of an arrangement under the U.S. Bankruptcy Code (as now or in the future amended) or any similar law regarding debtors rights and remedies or an admission seeking the relief therein provided;

                  (c) by its making a general assignment for the benefit of its creditors;

                  (d) by its consenting to the appointment of a receiver for all or a substantial part of its property;

                  (e)  by its being adjudicated a bankrupt;

                  (f) by the entry of a court order appointing a receiver or trustee for all or a substantial part of its property without its consent, which order shall not be vacated, set aside or stayed within ninety (90) days from date of entry; or

                  (g) by the assumption of custody or sequestration by a court of competent jurisdiction of all or substantially all of its property, which custody or sequestration shall not be suspended or terminated within 60 days from its inception; or

          10.1.6. ERISA. If a Reportable Event shall occur which Bank, in its
                  -----
sole discretion, shall determine in good faith constitutes grounds for the termination by the Pension Benefit Guaranty Corporation of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated or any such trustee shall be requested or appointed, or if Borrower is in "default" (as defined in Section 4219(c) (5) of ERISA) with respect to payments to a Multiemployer Plan resulting from Borrower's complete or partial withdrawal from such Plan.

          10.1.7. Cancellation of Guaranty. If the cancellation, termination or
                  ------------------------
limitation of any guaranty of Borrower's obligations under this Agreement or the Loans shall occur, or if any such guarantor shall be in default under or breach the terms of any guaranty agreement between the Bank and such guarantor; or if any such guarantor should die; or if any subordination agreement executed by any creditor of Borrower or of any such guarantor in favor of the Bank should be canceled, terminated, or breached; or if any Guarantor's financial condition as represented in the last personal financial statement delivered to and received by Bank is substantially impaired; or

          10.1.8. Default on Other Obligations. If Borrower shall default in
                  ----------------------------
payment of more than $10,000 due on any Debt of Borrower to others or if Borrower or any Guarantor shall default under any loan or security agreement with others or under any material lease involving a payment of more than $10,000 and any such default shall not be cured within 30 days after written notice to Borrower or Guarantor from Bank or any holder; or

          10.1.9. Judgments. If a final judgment for the payment of money in
                  ---------
excess of $10,000 shall be rendered against the Borrower and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed, unless such judgment is fully covered by collectible insurance; or

          10.1.10. Actions. If Borrower or any Guarantor shall be criminally
                   -------
indicted or convicted under any law that could lead to a forfeiture of any property of the Borrower or such Guarantor; or

          10.1.11. Uninsured Losses; Unauthorized Dispositions. Any material
                   -------------------------------------------
loss, theft, damage or destruction not fully covered by insurance (as required by this Agreement and subject to such deductibles as Bank shall have agreed to in writing), or sale, lease or encumbrance of any of the Collateral or the making of any levy, seizure, or attachment thereof or thereon except in all cases as may be specifically permitted by other provisions of this Agreement; or

          10.1.12. Adverse Changes. There shall occur any material adverse
                   ---------------
change in the financial condition or business prospects of Borrower or any Guarantor; or

          10.1.13. Collateral. If a creditor of Borrower shall obtain possession
                   ----------
of any of the Collateral by any legal means; or

          10.1.14. Business Disruption; Condemnation. There shall occur a
                   ---------------------------------
cessation of a substantial part of the business of Borrower for a period which significantly affects Borrower's capacity to continue its business, on a profitable basis; or Borrower shall suffer the loss or revocation of any license or permit now held or hereafter acquired by Borrower which is necessary to the continued or lawful operation of its business; or Borrower shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any material lease or agreement pursuant to which Borrower leases, uses or occupies any of its properties shall be canceled or terminated prior to the expiration of its stated term; or any part of the Collateral shall be taken through condemnation or the value of such properties shall be impaired through condemnation; or

          10.1.15. Bank Insecurity. Bank shall reasonably and in good faith deem
                   ---------------
itself insecure; or

          10.1.16. Change in Control. If any of the present executive officers
                   -----------------
of Borrower should resign or be removed or if there occurs a change in majority stock ownership of Borrower; or

          10.1.17. Subordination Agreements. If a breach or default shall occur
                   ------------------------
with respect to any subordination agreement executed by any creditor of Borrower (including any Affiliate), or if any said agreement shall otherwise terminate or cease to have legal effect; or

          10.1.18. Other Documents. If a default or event of default or breach
                   ---------------
occurs under any Loan Document (other than the breaches enumerated in Sections
10.1.1 through 10.1.17 above), or under or with respect to any of the Obligations, or under any other note, evidence of indebtedness, loan agreement, security agreement, guaranty, pledge, mortgage, assignment, or security document executed by Borrower and delivered to the Bank.

     The Borrower agrees that default under any Loan Document shall constitute default with respect to all Loan Documents and vice versa.

     10.2. Remedies. Upon or at any time after the occurrence of any one or more
           --------
of the foregoing Events of Default, Bank or the holder of the Notes may at its option (i) proceed to protect and enforce its rights by suit in equity, action at law and/or the appropriate proceeding either for specific performance of any covenant or condition contained in the Notes or in any Loan Document, (ii) terminate the Commitment Period and cease disbursing advances under the Notes, and/or (iii) declare the unpaid balance of the Loans and Notes together with all accrued interest to be forthwith due and payable, and thereupon such balance shall become so due and payable without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived.

     Without limiting the foregoing, upon the occurrence of any Event of Default, and at any time thereafter, Bank shall have the rights and remedies of a secured party under the Uniform Commercial Code in addition to the rights and remedies provided herein or in any other instrument or paper executed by Borrower. The Bank may require the Borrower to assemble the Equipment and the Inventory and to make the same available to the Bank at a place to be designated by the Bank which is reasonably convenient to both parties. Unless the Collateral is perishable or threatens to decline speedily in value, or is of a style customarily sold on a recognized market, the Bank will give Borrower reasonable notice of the time after which any private sale or other intended disposition thereof is to be made. The requirement of reasonable notice shall be met if such notice is mailed postage prepaid to the Borrower at least ten (10) days before the time of such sale or disposition. The Borrower shall pay the Bank on demand any and all expenses, including legal expenses and reasonable attorneys' fees, incurred or paid by the Bank in protecting or enforcing the Loans and all other Obligations secured hereby and other rights of the Bank hereunder, including its right to take possession of the Collateral.

     The Bank shall not be liable for failure to collect the Accounts or to enforce any contract rights or for any action or omission on the part of the Bank, its officers, agents and employees, except willful misconduct. No remedy herein conferred upon, or reserved to, the Bank is intended to be exclusive of any other remedy or remedies, including those of any note or other evidence of Debt held by the Bank, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing in law or in equity. Exercise or omission to exercise any right of the Bank shall not affect any subsequent right of the Bank to exercise the same.

     Borrower waives notice prior to Bank's taking possession or control of any of the Collateral or any bond or security that might be required by any court prior to allowing Bank to exercise any of Bank's remedies, including, without limitation, the issuance of an immediate writ of possession.

     The Borrower agrees that the Bank may apply the net proceeds received from the Collateral among the Loans and the Obligations toward satisfaction of the same in its sole discretion. Any such proceeds remaining after satisfaction in full of the Loans, the Obligations, and the other obligations and liabilities of the Borrower to the Bank shall be distributed as required by Applicable Laws.

     10.3. Right of Set-Off. Upon and after the occurrence of any Event of
           ----------------
Default, Bank may, and is hereby authorized by Borrower, at any time and from time to time, to the fullest extent permitted by Applicable Laws, and without advance notice to Borrower (any such notice being expressly waived by Borrower), set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and any other indebtedness at any time owing by Bank to, or for the credit or the account of, Borrower against any or all of the Loans and Obligations and other liabilities and obligations of Borrower now or hereafter existing whether or not such obligations have matured and irrespective of whether Bank has exercised any other rights that it has or may have with respect to such Loans and Obligations and other liabilities and obligations, including, without limitation, any acceleration rights. The aforesaid right of set-off may be exercised by Bank against Borrower or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of the creditors, receiver, or execution, judgment or attachment creditor of Borrower, notwithstanding the fact that such right of set-off shall not have been exercised by Bank prior to the making, filing or issuance, or service upon Bank of, or of notice of, any such petition; assignment for the benefit of creditors; appointment or application for the appointment of a receiver; or issuance of execution, subpoena, order or warrant. Bank agrees to notify Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Bank under this Section are in addition to the other rights and remedies (including, without limitation, other rights of setoff) which Bank may have.

                                   ARTICLE XI
                                 INDEMNIFICATION
                                 ---------------

     11.1. Indemnification. Borrower agrees to defend, indemnify and hold
           ---------------
harmless the Bank, its directors, officers, employees, accountants, attorneys, and agents (the "Indemnitees") from and against any and all claims, demands, judgments, damages, actions, causes of action, injuries, orders, penalties, costs and expenses (including attorneys' fees and costs of court) of any kind whatsoever arising out of or relating to any breach or default by Borrower or any other Person (including any Guarantor) under this Agreement or any Loan Document or the failure of Borrower to observe, perform or discharge Borrower's duties hereunder or thereunder. Without limiting the generality of the foregoing, Borrower's obligation to indemnify Bank shall include indemnity from any and all claims, demands, judgments, damages, actions, causes of action, injuries, orders, penalties, costs and expenses arising out of or in connection with the activities of the Borrower, its predecessors in interest, third parties who have trespassed on Borrower's property, or parties in a contractual relationship with Borrower, whether or not occasioned wholly or in part by any condition, accident or event caused by an act or omission of the

Indemnitees, which: (a) arise out of the actual, alleged or threatened discharge, dispersal, release, storage, treatment, generation, disposal, or escape of radioactive materials, radioactivity, pollutants or other toxic or hazardous substances, including any solid, liquid, gaseous, or thermal irritant or contaminant, including smoke, vapor, soot, fumes, acids, alkalis, chemicals, and waste (including materials to recycled, reconditioned or reclaimed); or (b) actually or allegedly arise out of the use, specification, or inclusion of any product, material, or process containing chemicals or radioactive material, the failure to detect the existence or proportion of chemicals or radioactive material in the soil, air, surface water or groundwater, or the performance or failure to perform the abatement of any pollution source or the replacement or removal of any soil, water, surface water, or groundwater containing chemicals or radioactive material; or (c) arises out of or relates to breach by Borrower of any of the provisions of Section 5.16 hereof relating to Environmental Regulations. In addition, Borrower will indemnify and hold Bank harmless from and against any liability, claim, cost or expense incurred by Bank or imposed against Bank for any stamp tax, intangible tax, or other tax, fee or charge imposed by any governmental entity arising out of or relating to the Note(s) or this Agreement or the transactions anticipated herein.

                                   ARTICLE XII
                        COSTS AND EXPENSES, MISCELLANEOUS
                        ---------------------------------

     12.1. Costs of Preparation. Broker Fees. Borrower shall bear all expenses
           ---------------------------------
of the Bank in connection with the Loans and with the investigation, review and approval of this transaction, the preparation of the Agreement and the Loan Documents, and the issuance and delivery of the Note(s) to Bank and also in connection with any amendment or modification thereto, and the administration thereof, including, without limitation, (i) all legal fees, expenses and disbursements and other actual third-party expense reimbursements incurred or sustained by Bank in connection with this transaction, (ii) all travel, appraisal, audit, search and filing fees incurred or sustained by Bank in connection with this transaction or the administration of the Loans; (iii) all recording and filing fees, intangibles taxes, documentary and revenue stamps, other taxes or other expenses and charges payable in connection with this Agreement, the Notes or any Loan Document and (iv) all costs, expenses (including fees and expenses of outside consultants), related to the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby and/or periodic audits and appraisals performed by Bank. The Borrower agrees to indemnify and save Bank harmless against all broker's and finder's fees, if any.

     12.2. Other Costs and Expenses. If, at any time or times hereafter, whether
           ------------------------
before or after the occurrence of an Event of Default, the Bank employs counsel to advise or provide other representation with respect to this Agreement or any Loan Document, or to collect the balance of the Loans, or to take any action in or with respect to any suit or proceeding relating to this Agreement or any of the Loan Documents, or to protect, collect, or liquidate the Collateral or to attempt to enforce any security interest or Lien granted to the Bank by Borrower, then in any such events, all of the reasonable attorneys' fees arising from such services, and any expenses, costs and charges relating thereto, shall constitute additional obligations of Borrower payable on demand of the Bank.

     12.3. Legal Counsel. Borrower acknowledges and agrees that legal counsel to
           -------------
Bank does not represent Borrower as Borrower's attorney, that Borrower has retained (or has had an opportunity to retain) counsel of its own choice and has not and will not rely upon any advice from Bank's counsel. In no event shall Borrower's reimbursement of expenses pursuant to this Agreement (even if effected by payment directly by Borrower to Bank's counsel) be deemed to establish any attorney-client relationship between Borrower and Bank's counsel.

     12.4. No Waiver. No waiver of any Event of Default hereunder, and no waiver
           ---------
of any default or Event of Default under any other Loan Document shall extend to or shall affect any subsequent or other then existing default or shall impair any rights, remedies or powers of Bank. No delay or omission of Bank or any subsequent holder of the votes to exercise any right, remedy, power or privilege hereunder after the occurrence of such default or Event of Default shall be construed as a waiver of any such default, or acquiescence therein.

     12.5. Headings. Except for the definitions set forth in Section 1, the
           --------
headings of the articles, sections, paragraphs and subdivisions of this Agreement are for convenience of reference only, are not to be considered a part hereof, and shall not limit or otherwise affect any of the terms hereof.

     12.6. Marshalling of Assets; Payments Set Aside. Bank shall be under no
           -----------------------------------------
obligation to marshall any assets or securities in favor of Borrower or any Guarantor or any other Person or against or in payment of any or all of the Obligations. To the extent that any sum credited against the Obligations is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefore, all be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

     12.7. Survival of Covenants. All covenants, agreements, representations and
           ---------------------
warranties made herein and in certificates or reports delivered pursuant hereto shall be deemed to have been material and relied on by Bank, notwithstanding any investigation made by or on behalf of Bank, and shall survive the execution and delivery to Bank of any Note or Loan Document.

     12.8. Addresses. Any notice or demand which by any provision of this
           ---------
Agreement is required or provided to be given shall be deemed to have been sufficiently given or served for all purposes by (i) being delivered in person to the party to whom the notice or demand is directed or (ii) by being sent as first class mail, postage prepaid, in either event to the following address: If to Borrower, 4350 Peachtree Industrial Avenue, Suite 100, Norcross, Georgia 30071; or if any other address shall at any time be designated by Borrower in writing to the holders of record of the Note at the time of such designation to such other address; and if to Bank, SouthTrust Bank, N.A., 11180 Alpharetta Highway; Roswell, Georgia 30076, Attention: Mark T. Johnson; or if any other address shall at any time be designated in writing to Borrower, to such other address. Notwithstanding the foregoing, no notice shall be effective as to Bank until actually received by Bank. Any written notice that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date that such notice is actually received by the noticed party.

     12.9. Venue and Jurisdiction. Borrower agrees that any legal action brought
           ----------------------
by the Bank to collect the Loans or any Obligation or to assert any claim against Borrower under any Loan Document or any part thereof, may be brought in any court in the State of Georgia having subject matter jurisdiction, waives its right to object to any such action on grounds it is brought in the improper venue, and irrevocably consents that any legal action or proceeding against it under, arising out of, or in any manner relating to the Loans, the Obligations, or any Loan Document may be brought in the Superior Court of Fulton County, Georgia or in any other court of jurisdiction in Fulton County, Georgia or in the U.S. District Court for the Northern District of Georgia. Borrower, by the execution of this Agreement, expressly and irrevocably assents and submits to the personal jurisdiction of any such court in any such action or proceeding. Borrower consents to the service of process relating to any such action or proceeding, by mail to the address set forth in this Agreement.

     12.10. Continuing Obligation; Benefits. This Agreement, and each and every
            -------------------------------
provision hereof, is a continuing obligation and shall (i) be binding upon the Borrower and the Bank, their successors and assigns, and (ii) inure to the benefit of and be enforceable by the Borrower and Bank and their successors and assigns; provided, that the Borrower may not assign all or any part of this
         --------
Agreement without the prior written consent of Bank, which consent may be granted or withheld in the sole discretion of Bank.

     12.11. Controlling Law. This Agreement shall be governed by and construed
            ---------------
in accordance with the laws of the State of Georgia; provided, however, that if any of the Collateral shall be located in any jurisdiction other than Georgia; the laws of such jurisdiction shall govern the method, manner and procedure for foreclosure of Bank's lien upon such Collateral and the enforcement of Bank's other remedies in respect such Collateral to the extent that the laws of such jurisdiction are different from or inconsistent with the laws of Georgia.

     12.12 Standard of Review. Any document, writing or instrument required or
           ------------------
permitted to be delivered to Bank under this Agreement shall be deemed satisfactory only if approved by Bank in the exercise of its sole discretion, and any act or approval permitted to be done by Bank under this Agreement shall be in Bank's sole discretion. Where in this Agreement reference is made to Bank's discretion", or "sole-discretion", said reference shall mean that with respect to the matter so designated, Bank shall have the absolute right to make decision with respect to the matter so designated shall not be subject to any standard of good faith, fair dealing, reasonableness, or any other standard implied by any court or imposed by law, it being the intention of the parties that the decision of the Bank with respect to said matter shall be absolutely final and binding.

     12.13. Participation. Borrower acknowledges that Bank may, at its option,
            -------------
sell participation interests in the Loans to participating banks. The amounts of any such participations shall be determined solely by the Bank. Borrower agrees with each present and future participant in the Loans, the names and addresses of which will be furnished to Borrower, that if an Event of Default should occur, each present and future participant shall have all of the rights and remedies of Bank with respect to any deposit due from any participant to Borrower. The execution by a participant of a participation agreement with Bank, and the execution by Borrower of this Agreement, regardless of the order of execution, shall evidence an agreement between Borrower and said participant in accordance with the terms of this Section.

     12.14. Miscellaneous. This Initial Loan Documents, the Additional Note,
            -------------
this Agreement and the agreements and instruments executed in connection with this Agreement constitute the entire agreement between Borrower and Bank in regard to the subject matter hereof. This Agreement may not be varied, altered, or amended except by a written instrument executed by an authorized officer of the Bank. This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but such counterparts shall together constitute one and the same instrument. Any provision in this Agreement which may be unenforceable or invalid under any law shall be ineffective to the extent of such unenforceability or invalidity without affecting the enforceability or validity of any other provisions hereof.

     12.15. General Waivers. To the fullest extent permitted by Applicable Law,
            ---------------
Borrower waives (i) presentment, demand and protest and notice of presentment, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Bank on which Borrower may in any way be liable; (ii) notice prior to Banks taking possession or control of any of the Collateral or any bond or security which might be required by any court prior to allowing Bank to exercise any of Bank's remedies, including the issuance of an immediate writ of possession; (iii) the benefit of all valuation, appraisement and exemption laws; (iv) any right Borrower may have upon payment in full of the Obligations to require Bank to terminate its security interest in the Collateral until the execution by Borrower of an agreement indemnifying Bank from any loss or damage Bank may incur as the result of dishonored checks or other items of payment received by Bank from Borrower or any Account Debtor and applied to the Obligations; and (v) notice of Bank's acceptance hereof or of any Loan Document.

     12.16. Maximum Interest. Regardless of any provision contained in this
            ----------------
Agreement or any of the Loan Documents, in no event shall the aggregate of all amounts that are contracted for, charged or collected pursuant to the terms of this Agreement, the Note or any of the Loan Documents, and that are deemed interest under Applicable Law, exceed the Maximum Rate. No provision of this Agreement or in any of the Loan Documents or the exercise by Bank of any right hereunder or under any Loan Document or the prepayment by Borrower of any of the Obligations or the occurrence of any contingency whatsoever, shall entitle Bank to charge or receive, or to require Borrower to pay, interest or any amounts deemed interest by Applicable Law (such amounts being referred to herein collectively as "Interest") in excess of the Maximum Rate, and all provisions hereof or in any Loan Document which may purport to require Borrower to pay Interest exceeding the Maximum Rate shall be without binding force or effect to the extent only of the excess of Interest over such Maximum Rate. Any Interest charged or received in excess of the Maximum Rate ("Excess"), shall be conclusively presumed to be the result of an accident and bona fide error, and shall, to the extent received by Bank, at the option of Bank, either be applied to reduce the principal amount of the Obligations or returned to Borrower. The right to accelerate the maturity of any of the Obligations does not include the right to accelerate unaccrued interest, and no such interest will be collected by Bank. All monies paid to Bank hereunder or under any of the Loan Documents shall be subject to any rebate of unearned interest as and to the extent required by Applicable Law. By the execution of this Agreement, Borrower covenants that (i) the credit or return of any Excess shall constitute the acceptance by Borrower of such Excess, and (ii) Borrower shall not seek or pursue any other remedy, legal or equitable, against Bank, based in whole or in part upon contracting for, charging or receiving any Interest in excess of the Maximum Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Bank, all interest at any time contracted for, charged or received from Borrower in connection with this Agreement shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Obligations. Borrower and Bank shall, to the maximum extent permitted under Applicable Law, (i) characterize any non-principal payment as an expense, fee or premium rather than as Interest and (ii) exclude voluntary prepayments and the effects thereof. The provisions of this Section shall be deemed to be incorporated into the Note and each Loan Document (whether or not any provision of this Section is referred to therein).

     12.17. Waiver of Right to Trial by Jury. As and to the extent allowed by
            --------------------------------
applicable law, Borrower and Bank hereby waive any right to trial by jury on any claim, counterclaim, setoff, demand, action or cause of action (a) arising out of or in any way pertaining or relating to this Agreement, the Notes, the Loan Documents, or any other instrument, document or agreement executed or delivered in connection with this agreement or (b) in any way connected with or pertaining or related to or incidental to any dealings of the parties hereto with respect to this agreement, the Notes, the Loan Documents, or any other instrument, document or agreement executed or delivered in connection herewith or in connection with the transactions related thereto or contemplated thereby or the exercise of either party's rights and remedies thereunder, in all of the foregoing cases whether now existing or hereafter arising, and whether sounding in contract, tort or otherwise. Borrower and Bank agree that either or both of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive trial by jury, and that any dispute or

                                 [COPY TO COME]

     IN WITNESS WHEREOF, each of the Borrower and the Bank has caused this instrument to be executed under seal by its duly authorized officer as of the date first above written.


                                        BORROWER:

                                        COLOR IMAGE, INC.

                                        By: /s/ Dr. Sue-Ling Wang
                                           -------------------------------------
                                             Dr. Sue-Ling Wang, President


                                        Attest: /s/
                                               ---------------------------------
                                        Its: Secretary
                                            ------------------------------------

                                                  [CORPORATE SEAL]

                                        BANK:

                                        SOUTHTRUST BANK,
                                        NATIONAL ASSOCIATION

                                        By: /s/
                                           -------------------------------------
                                        Its: Vice President
                                            ------------------------------------

                                                  [BANK SEAL]

                                   EXHIBIT "A"

                                BORROWER'S REPORT
                                -----------------

                               SEE FOLLOWING PAGES








                                   Exhibit A-l